                                                                EXHIBIT 2.2

MALLESONS STEPHEN JAQUES

                  Deed of Assignment,
                  Amendment and
                  Novation

                  Dated 6 April 2004

                  ABN Australasia Limited (ABN 42 072 664 632) ("Outgoing Borrower")

                  ABN Australasia Holdings Pty Ltd (ABN 11 072 977 229) ("Incoming Borrower")

                  Each company named in schedule 1 (each a "Guarantor")

                  Each bank or financial institution named in schedule 2 (each a "Participant")

                  J.P. Morgan Australia Limited (ABN 52 002 888 011) ("Agent" and "Security Trustee")

                  MALLESONS STEPHEN JAQUES
                  Level 60
                  Governor Phillip Tower
                  1 Farrer Place
                  Sydney NSW 2000
                  Australia
                  T +61 2 9296 2000
                  F +61 2 9296 3999
                  DX 113 Sydney
                  www.mallesons.com

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Contents

DETAILS                                            1

GENERAL TERMS                                      3

1      CONSIDERATION                               3

2      CONDITIONS PRECEDENT AND SUBSEQUENT         3

2.1    Conditions precedent                        3
2.2    Certification                               4
2.3    Condition subsequent                        4

3      ASSIGNMENT OF ASSIGNED PROPERTY             5

4      NOVATION AND ACKNOWLEDGMENTS                5

4.1    Novation                                    5
4.2    Obligations of Incoming Borrower            6
4.3    Guarantor acknowledgment                    6
4.4    Ratification                                6
4.5    Letters of Credit                           6

5      RELEASES                                    6

5.1    Release                                     6
5.2    Release by the Outgoing Borrower            7
5.3    Release unconditional                       7

6      SHAREHOLDERS AGREEMENT                      7

6.1    Incoming Borrower                           7
6.2    Issue of SPV Subscription Shares            7

7      INDEMNITIES                                 8

7.1    Indemnity from the Incoming Borrower        8
7.2    Indemnity from the Outgoing Borrower        8
7.3    Legal costs                                 8

8      REPRESENTATIONS AND WARRANTIES              8

8.1    General representations and warranties      8
8.2    Further representations and warranties      9

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
9      ACKNOWLEDGEMENTS                            9

10     COSTS AND EXPENSES                          9

11     COUNTERPARTS                                9

12     GOVERNING LAW                               9

13     NOTICES                                    10

13.1   Form                                       10
13.2   Delivery                                   10
13.3   When effective                             10
13.4   Receipt-post                               10
13.5   Receipt-fax                                10

14     INTERPRETATION                             10

14.1   Definitions                                10
14.2   Incorporation of terms                     11

SCHEDULE 1 - GUARANTORS                           12

SCHEDULE 2 - PARTICIPANTS                         13

SIGNING PAGE                                      15

ANNEXURE                                          22

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

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Details

INTERPRETATION - definitions are at the end of the General terms

PARTIES OUTGOING BORROWER, INCOMING BORROWER, AGENT, SECURITY TRUSTEE, PARTICIPANTS, PACIFIC AND GUARANTORS

OUTGOING        Name        ABN AUSTRALASIA LIMITED
BORROWER

                ABN         42072 664 692

                Address 560 Sylvan Avenue, Englewood Cliffs NJ 07632, United States of America

                Fax         +1 201 568 4577

                Attention   Mr Steven Singer

INCOMING        Name        ABN AUSTRALASIA HOLDINGS PTY LTD
BORROWER

                ABN         11072 977 229

                Address     1144 Nepean Highway, Highett Vic 3190

                Fax         (03)9555 8135

                Attention   Mr David Head

AGENT AND       Name        J.P. MORGAN AUSTRALIA LIMITED
SECURITY
TRUSTEE         ABN         52 002 888 011

                Address Level 26, Grosvenor Place, 225 George Street, Sydney NSW 2000

                Fax         (02) 9251 3371

                Attention   Manager, Agency

PACIFIC         Name        AMERICAN BANKNOTE PACIFIC PTY LIMITED

                ABN         19 072 977 265

                Address 560 Sylvan Avenue, Englewood Cliffs, NJ 07632, United States of America

                Fax         +1 201 568 4577

                Attention   Mr. Steven Singer

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GUARANTORS      Each company named in schedule 1 or which has executed a
and each a      Guarantor Accession Agreement.
GUARANTOR

PARTICIPANTS    Each bank or financial institution set out in schedule 2.
and each a
PARTICIPANT

RECITALS        A           The parties are party to the Senior Debt Facility
                            Agreement.

                B The parties to this deed have agreed to the assignment and novation of the Senior Debt Facility Agreement on the terms of this deed.

EFFECTIVE DATE  The date on which the Agent certifies to all parties that the conditions precedent in clause 2.1 have been satisfied.

BUSINESS DAY    Melbourne and Sydney
PLACES

GOVERNING LAW   New South Wales

DATE OF DEED    See signing page

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

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

General terms

1        CONSIDERATION

         This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for valuable consideration received from others.

2        CONDITIONS PRECEDENT AND SUBSEQUENT

2.1      CONDITIONS PRECEDENT

         Clause 3 and clause 4 of this deed are of no force or effect until the Agent certifies in writing to all parties that it has received the following, in form and substance satisfactory to the Agent, or has waived the requirement to receive:

         (a) a statutory declaration dated no earlier than seven days before the date of this deed by a secretary or a director of the Incoming Borrower and each Guarantor confirming that, in each case, no alterations have been made to the constitution (if any) and certificate of registration of that company between the date on which they were last provided to the Agent and the date of the declaration or, if such a statutory declaration cannot be made, a certified copy of the constitution (if any) and certificate of registration of the relevant company; and

         (b)      a certified copy of:

                  (i) the minutes of a meeting of the board of directors or, a duly appointed committee of the board (provided appropriate evidence of the appointment and authority of that committee is also supplied), of the Incoming Borrower and each Guarantor which evidences the resolutions the signing and delivery of and observance of obligations under this deed, appointing and authorising attorneys to execute this deed on its behalf and which acknowledges that this deed will benefit the company; and

                  (ii) the power of attorney under which a person signs and delivers this deed for the Incoming Borrower and each Guarantor and, if required by the Agent, evidence of its stamping and registration; and

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

         (c) a certified specimen signature of each person who is authorised to sign and deliver this deed for the Incoming Borrower and each Guarantor;

         (d)      an executed copy of this deed;

         (e) a legal opinion from Freehills, legal counsel to the Borrower with respect to this deed in form and substance acceptable to the Agent;

         (f) a certificate signed by 2 directors of the Incoming Borrower evidencing:

                  (i) that there have been no material changes to the Business since the date of the Ferrier Hodgson Review, which have not been disclosed to the Agent in writing prior to the date of this deed; and

                  (ii) [the age and amount of debts owed to trade creditors of the Group and confirmation, to the satisfaction of the Agent, that all reasonable endeavours have been made by the Group to return trade creditors to normal business terms];

         (g) a Shareholders Agreement signed by, amongst others, the Incoming Borrower;

         (h) each of the obligations in clauses 1, 2 and 3 of the Shareholders Agreement (except any obligation of the SPV) having been satisfied (or waived) to the satisfaction of the Agent;

         (i) a copy of the register of members of the Group evidencing the issue and allotment of the SPV Subscription Shares; and

         (j)      a copy of the corporate structure of the Group.

2.2      CERTIFICATION

         With respect to the requirements contained in clause 2.1, anything required to be certified must be certified by the secretary or a director of the relevant company as being true and correct as at a date no earlier than 14 days before the date of this deed.

2.3      CONDITION SUBSEQUENT

         The Incoming Borrower will provide to the Agent:

         (a) within 60 days (or such other period as agreed between the Incoming Borrower and the Agent) of the Effective Date the cash flow projections for the year ending 31 December 2004; and

         (b) on or before the earlier of 120 days after the appointment of a chief financial officer and 180 days after the Effective Date (or such other later date as agreed between the Incoming Borrower and the Agent) the cash flow projections for the years ending 31 December 2005 and 2006.

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3        ASSIGNMENT OF ASSIGNED PROPERTY

         (a) In consideration of the issue of the SPV Subscription Shares, the Participants assign (in accordance with clause 29.2 of the Senior Debt Facility Agreement) to the Incoming Borrower the Assigned Property on and from the Effective Date so that:

                  (i) the Assigned Property becomes a debt owing by the Outgoing Borrower to the Incoming Borrower on the terms set out in the Senior Debt Facility Agreement as if the Incoming Borrower was a Participant, the Security Trustee and the Agent under the Senior Debt Facility Agreement; and

                  (ii) each reference to a Participant the Security Trustee or the Agent in the context of the Assigned Property is to be read as a reference to the Incoming Borrower.

         (b) The Outgoing Borrower consents to the assignment of the Assigned Property under clause 3(a).

4        NOVATION AND ACKNOWLEDGMENTS

4.1      NOVATION

         The parties agree and acknowledge that on and from the Effective Date:

         (a) the Residual Rights and Obligations are terminated and a new agreement is created on the terms and conditions set out in the annexure to this deed creating the Novated Rights and Obligations;

         (b) through the creation of the Novated Rights and Obligations the Incoming Borrower replaces the Outgoing Borrower in every capacity in respect of the Residual Rights and Obligations as if the Incoming Borrower was an original party to the Senior Debt Facility Agreement in respect of the Residual Rights and Obligations instead of the Outgoing Borrower;

         (c) the Incoming Borrower is bound by the New Senior Debt Facility Agreement as the Outgoing Borrower was bound by the Senior Debt Facility Agreement in respect of the Residual Rights and Obligations and in particular but without limitation:

                  (i) the Incoming Borrower enjoys under the New Senior Debt Facility Agreement all the rights and benefits conferred on the Outgoing Borrower under the Senior Debt Facility Agreement in respect of the Residual Rights and Obligations;

                  (ii) the Incoming Borrower assumes under the New Senior Debt Facility Agreement all of the debts, liabilities and obligations of the Outgoing Borrower under the Senior Debt Facility Agreement in respect of the Residual Rights and Obligations; and

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                  (iii)    the Incoming Borrower is indebted to the Participants
                           for all amounts owing or payable by the Outgoing Borrower under the Senior Debt Facility Agreement in respect of the Residual Rights and Obligations as at that date and all such amounts are deemed outstanding under the New Senior Debt Facility Agreement; and

         (d) any reference in any Transaction Document (other than this deed) to the "Senior Debt Facility Agreement'" is a reference to the New Senior Debt Facility Agreement.

4.2      OBLIGATIONS OF INCOMING BORROWER

         The Incoming Borrower has no obligations or liability under the Senior Debt Facility Agreement arising before the Effective Date except as Guarantor.

4.3      GUARANTOR ACKNOWLEDGMENT

         The Guarantors acknowledge and agree that:

         (a) as at the Effective Date, they are jointly and severally liable for the Secured Moneys as defined in the Senior Debt Facility Agreement; and

         (b) on and from the Effective Date, they are jointly and severally unconditionally and irrevocably liable for the due and punctual payment of the Secured Money as set out in clause 18 of the New Senior Debt Facility Agreement ("GUARANTEE").

4.4      RATIFICATION

         The Incoming Borrower and each Guarantor ratify and confirm the execution and performance of the Transaction Documents by each other of them.

4.5      LETTERS OF CREDIT

         On the Effective Date:

         (a) the Outgoing Borrower will arrange for the return of all Letters of Credit ("EXISTING LC") issued and outstanding under the Senior Debt Facility Agreement to the Agent for cancellation;

         (b) the Agent will issue to the beneficiary of each Existing LC a new Letter of Credit under the New Senior Debt Facility Agreement.

5        RELEASES

5.1      RELEASE

         The Agent, Security Trustee, Participants and Guarantors release the Outgoing Borrower from:

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         (a)      any obligation and "liability under or in respect of the
                  Senior Debt Facility Agreement; and

         (b) any Claim which it may have or but for this release might have had against the Outgoing Borrower connected with the Senior Debt Facility Agreement,

         arising in respect of events occurring after the assignment in clause 3 and the novation in clause 4 on or after the Effective Date.

5.2      RELEASE BY THE OUTGOING BORROWER

         The Outgoing Borrower releases the Agent, Security Trustee, Participants and Guarantors from:

         (a) any obligations and liability under or in respect of the Senior Debt Facility Agreement; and

         (b) any Claim which it may have or but for this release might have had against the Agent, Security Trustee, Participants and Guarantors connected with the Senior Debt Facility Agreement,

         arising in respect of events occurring after the assignment in clause 3 and the novation in clause 4 on or after the Effective Date.

5.3      RELEASE UNCONDITIONAL

         The parties (other than the Incoming Borrower) give the releases in clauses 5.1 and 5.2 regardless of:

         (a)      when the obligation, liability or Claim arises; and

         (b) whether or not it is now or in the future aware of the facts and circumstances relevant to any obligation, liability or Claim.

6        SHAREHOLDERS AGREEMENT

6.1      INCOMING BORROWER

         In consideration for the Participants entering into this deed, the Incoming Borrower agrees to enter into the Shareholders Agreement.

6.2      ISSUE OF SPV SUBSCRIPTION SHARES

         Each of the Participants agrees that all of the SPV Subscription Shares that will be issued to the SPV under the Shareholders Agreement will be held by the SPV for each of the Participants rateably in accordance with their Pro Rata Share (rounded up to the nearest whole share) from time to time.

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7        INDEMNITIES

7.1      INDEMNITY FROM THE INCOMING BORROWER

         The Incoming Borrower indemnifies the Outgoing Borrower on demand against any Claim, damage, loss, cost, charge, expense, outgoing or payment which the Outgoing Borrower pays, suffers, incurs or is liable for in respect of any act or omission by the Incoming Borrower in respect of the Residual Rights and Obligations which occurs on or after the Effective Date.

7.2      INDEMNITY FROM THE OUTGOING BORROWER

         The Outgoing Borrower indemnifies the Incoming Borrower on demand against any Claim, damage, loss, cost, charge, expense, outgoing or payment which the Incoming Borrower pays, suffers, incurs or is liable for in respect of any act or omission by the Outgoing Borrower in respect of the Residual Rights and Obligations which occurs before the Effective Date.

7.3      LEGAL COSTS

         The indemnities in clauses 7.1 and 7.2 extend to all legal costs and expenses incurred by the party on the higher of a solicitor and own client basis and a full indemnity basis.

8        REPRESENTATIONS AND WARRANTIES

8.1      GENERAL REPRESENTATIONS AND WARRANTIES

         Each party represents and warrants to each other party that:

         (a) (INCORPORATION AND EXISTENCE) other than each of the Participants, it has been incorporated in accordance with the laws of its jurisdiction of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

         (b) (POWER) it has power to enter into and comply with its obligations under this deed;

         (c) (AUTHORISATIONS) it has in full force and effect the authorisations necessary for it to enter into and comply with its obligations and exercise its rights under this deed and, for each Party (other than the Outgoing Borrower), the New Senior Debt Facility Agreement and to allow them to be enforced; and

         (d) (VALIDITY OF OBLIGATIONS) its obligations under this deed and, for each Party (other than the Outgoing Borrower), the New Senior Debt Facility Agreement, are valid and binding and are enforceable against it in accordance with their terms.

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8.2      FURTHER REPRESENTATIONS AND WARRANTIES

         The Incoming Borrower and each Guarantor make each of the representations and warranties as set out in clause 14 of the New Senior Debt Facility Agreement with respect to itself as at the date of this deed.

9        ACKNOWLEDGEMENTS

         The Outgoing Borrower, the Incoming Borrower and each Guarantor:

         (a) acknowledges that this deed is a "Transaction Document" within the definition of that term in the New Senior Debt Facility Agreement;

         (b) acknowledges that, except as expressly provided for in this deed, nothing in this deed affects or limits their existing obligations under any Transaction Document; and

         (c) consents to the novation, assignment, amendments and variations to the Senior Debt Facility Agreement which are effected by this deed.

10       COSTS AND EXPENSES

         If the Effective Date occurs, the Incoming Borrower must pay the Agent:

         (a) on demand, for the account of the Agent or for the account of each Participant, the costs, charges and expenses (and any Taxes and fees relating thereto) in respect of the negotiation, preparation and execution of this deed and any Taxes payable in respect of it and the transactions under it; and

         (b) any other fees as advised in writing by the Agent and agreed to by the Incoming Borrower.

         If the Effective Date does not occur, the Outgoing Borrower must pay the Agent the amounts set out above.

11       COUNTERPARTS

         This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

12       GOVERNING LAW

         This deed is governed by the law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

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13       NOTICES

13.1     FORM

         Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers, offers, acceptances and other communications in connection with this deed (each a "NOTICE") must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked as set out or referred to in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

13.2     DELIVERY

         Notices must be:

         (a)      left at the address set out or referred to in the Details; or

         (b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details; or

         (c) sent by fax to the fax number set out or referred to in the Details; or

         (d)      given in any other way permitted by law.

         However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

13.3     WHEN EFFECTIVE

         Notices take effect from the time they are received unless a later time is specified.

13.4     RECEIPT - POST

         If sent by post, Notices are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

13.5     RECEIPT-FAX

         If sent by fax, Notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

14       INTERPRETATION

14.1     DEFINITIONS

         These meanings apply unless the contrary intention appears:

         ABN means American Banknote Australasia Holdings, Inc., incorporated in Delaware of 410 Park Avenue, Suite 910, New York, New York.

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         ASSIGNED PROPERTY means all right, title and interest of the
         Participants to be paid or repaid $64,074,166.61 outstanding under the Cash Advance Facility as defined in the Senior Debt Facility Agreement.

         CLAIM means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent and whether at law, in equity, under statute or otherwise and which any party may have against another in connection with the Senior Debt Facility Agreement, the New Senior Debt Facility Agreement or this deed.

         DETAILS means the section of this deed headed "Details".

         EFFECTIVE DATE means the date set out in the Details.

         FERRIER HODGSON REVIEW means the Investigating Accountant's Report ABN Australasia Ltd and Associated Entities Trading as Leigh Mardon dated 27 February 2004 and prepared by Ferrier Hodgson.

         NEW SENIOR DEBT FACILITY AGREEMENT means the Senior Debt Facility Agreement as novated and amended by this deed.

         NOVATED RIGHTS AND OBLIGATIONS means all rights, and obligations to repay to the Participants $23,441,780.82 outstanding under the Cash Advance Facility and LC Facility and all Capitalised Interest, in each case of the Incoming Borrower under the New Senior Debt Facility Agreement.

         RESIDUAL RIGHTS AND OBLIGATIONS means all rights, and obligations to repay to the Participants $23,441,780.82 outstanding under the Cash Advance Facility and LC Facility and all Capitalised Interest, in each case of the Outgoing Borrower under the Senior Debt Facility Agreement.

         SENIOR DEBT FACILITY AGREEMENT means the agreement entitled "Senior Debt Facility Agreement" dated 3 June 1996 between, amongst others, the Outgoing Borrower, the Guarantors, the Participants, the Security Trustee and the Agent (as amended).

         SHAREHOLDERS AGREEMENT means the agreement entitled "Subscription and Shareholders Agreement for ABN Australasia Holdings Pty Limited" dated on or about the date of this deed between the Incoming Borrower, SPV, the Outgoing Borrower, ABN and David Head.

         SPV means LM SPV Pty Ltd (ACN 108 316 598).

         SPV SUBSCRIPTION SHARES has the meaning given in the Shareholders Agreement.

14.2     INCORPORATION OF TERMS

         Clauses 1.1, 1.2, 1.3, 1.8, 24, 25, 36, 38 and 39 of the New Senior
         Debt Facility Agreement apply as if set out in full in this deed.

EXECUTED as a deed

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DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Schedule 1 - Guarantors

                                             PLACE OF
                                           REGISTRATION/
    COMPANY NAME              ABN          INCORPORATION          ADDRESS
American Banknote         25 072 977 292   Victoria         1144 Nepean Highway
Australasia Pty Limited                                     Highett Victoria 3190

Leigh-Mardon Payment      32 006 412 657   Victoria         1144 Nepean Highway
Systems Pty Limited                                         Highett Victoria 3190

Leigh-Mardon              n/a              Taiwan           Bl, 192 Lien Chien Road,
(Taiwan) Ltd                                                Chung Ho City, Taipei,
                                                            Taiwan

American Banknote New     n/a              New Zealand      c/- Chapman Tripp
Zealand Limited                                             Sheffield Young Level 1,
                                                            AMP Centre 1 Grey Street
                                                            Wellington New Zealand

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DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Schedule 2 - Participants

  PARTICIPANT             ABN                         ADDRESS
JP Morgan Chase       43 074 112011    Level 32
Bank                                   225 George Street
                                       Sydney NSW 2000

                                       with a copy of any Notices to:
                                       JPMorgan Business Credit Corp.
                                       16th Floor
                                       1166 Avenue of the Americas
                                       New York NY 10036
                                       Attn:Robert Morrow

                                       JPMorgan Business Credit Corp.
                                       17th Floor
                                       1166 Avenue of the Americas
                                       New York NY 10036
                                       Attn:Robert Kuhn

Societe Generale      71 092 516 286   Level 21
Australia Branch                       400 George Street
                                       Sydney NSW 2000
                                       Attn: Executive Manager Credit

BOS International     23 066 601 250   Level 11
(Australia) Limited                    50 Carrington Street
                                       Sydney NSW 2000
                                       Attn:

Bank of Western       22 050 494 454   Level 7
Australia Limited                      Grosvenor Place
                                       225 George Street
                                       Sydney NSW 2000
                                       Attn: Senior Manager, Credit
                                       Restructuring

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

   PARTICIPANT             ABN                        ADDRESS
The Toronto-          74 082 818 175   Before 1 May 2004
Dominion Bank
                                       Level 34
                                       Rialto Tower South
                                       525 Collins Street
                                       Melbourne Vic 3000
                                       Fax:(03) 9614 1613
                                       Tel:(03) 9993 1209
                                       Attn: Managing Director, Credit

                                       After 1 May 2004

                                       Level 24,
                                       9 Castlereagh Street, Sydney
                                       Phone: (02) 9619 8888
                                       Fax: (02) 9619 8800
                                       Attn: Managing Director, Credit

Credit Lyonnais S.A.                   Direction des Finances du Groupe
                                       Departement de L'Ingenierie
                                       Financiere du Group BC 1640
                                       19 Boulevard des Italiens
                                       75002 Paris
                                       Attn: Annette Bouly

                                       with a copy of any Notices to:
                                       Credit Lyonnais Singapore
                                       Regional Recovery Unit
                                       3 Temasek Avenue
                                       #11-01, Centennial Tower
                                       Singapore 039190
                                       Attn: Vincent Lee

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

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Signing page

DATED: 6 April 2004

EXECUTED by ABN                         )
AUSTRALASIA LIMITED in                  )
accordance with section 127(1) of the   )
Corporations Act by authority of its    )
directors:                              )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

EXECUTED by ABN                         )
AUSTRALASIA HOLDINGS PTY                )
LIMITED in accordance with              )
section 127(1) of the Corporations      )
Act by authority of its directors:      )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ---------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   15
7000475 12                       5 April 2004

EXECUTED by AMERICAN                    )
BANKNOTE AUSTRALASIA                    )
PTY LIMITED in accordance with          )
section 127(1) of the Corporations      )
Act by authority of its directors:      )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

EXECUTED by LEIGH-MARDON                )
PAYMENT SYSTEMS PTY                     )
LIMITED in accordance with              )
section 127(1) of the Corporations      )
Act by authority of its directors:      )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

EXECUTED by LEIGH-MARDON                )
(TAIWAN) LIMITED in                     )
by authority of its                     )
directors:                              )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   16
7000475 12

EXECUTED by AMERICAN                    )
BANKNOTE NEW ZEALAND                    )
LIMITED                                 )
by authority of its directors:          )
                                        )
/s/ DAVID J. HEAD                       )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J. HEAD                           )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

EXECUTED by AMERICAN                    )
BANKNOTE PACIFIC PTY                    )
LIMITED in accordance with              )
section 127(1) of the Corporations      )
Act by authority of its directors:      )
                                        )
/s/ DAVID J HEAD                        )    /s/ GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Signature of director                   )    Signature of director
                                        )
DAVID J HEAD                            )    GARRY [ILLEGIBLE]
------------------------------------    )    ----------------------------------
Name of director (block letters)             Name of director (block letters)

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   17
7000475 12

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for BOS                     )
INTERNATIONAL (AUSTRALIA)               )
LIMITED under power of attorney         )
dated                                   )
                                        )
in the presence of:                     )
                                        )
/s/ STEPHEN W POLLOK                    )    /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                             states that the attorney has
STEPHEN W POLLOK                        )    received no notice of revocation
------------------------------------    )    of the power of attorney
Name of witness (block letters)         )

SIGNED, SEALED AND                      )
DELIVERED BY                            )
as attorney for BANK OF                 )
WESTERN AUSTRALIA                       )
LIMITED under power of attorney         )
dated                                   )
                                        )
in the presence of:                     )
                                        )
/s/ ROSALIND ANDERSON                   )    /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
ROSALIND ANDERSON                       )    received no notice of revocation
----------------------------------      )    of the power of attorney
Name of witness (block letters)

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   18
7000475 12

SIGNED, SEALED AND                      )
DELIVERED by TONY BENECKE               )
as attorney for J.P. MORGAN             )
AUSTRALIA LIMITED under                 )
power of attorney dated                 )
28 OCTOBER 1998                         )
in the presence of:                     )
                                        )
/s/ ROSALIND ANDERSON                   )    /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
ROSALIND ANDERSON                       )    received no notice of revocation
------------------------------------    )    of the power of attorney
Name of witness (block letters)         )

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for CREDIT                  )
LYONNAIS S.A. under power of            )
attorney dated                          )
                                        )
in the presence of:                     )
                                        )
-------------------------------------   )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
                                        )    received no notice of revocation
------------------------------------    )    of the power of attorney
Name of witness (block letters)         )

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   19

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for J.P. MORGAN             )
AUSTRALIA LIMITED under                 )
power of attorney dated                 )
                                        )
in the presence of;                     )
                                        )
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
------------------------------------    )    received no notice of revocation
Name of witness (block letters)         )    of the power of attorney

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for CREDIT                  )
LYONNAIS S.A. under power of            )
attorney dated                          )
                                        )
in the presence of:                     )
                                        )
/s/ VINCENT LEE                         )     /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
VINCENT LEE                             )    received no notice of revocation of
-----------------------------------     )    the power of attorney
Name of witness (block letters)         )
                                        )

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   20
2118648

SIGNED, SEALED AND                      )
DELIVERED by JP MORGAN                  )
CHASE BANK by its duly                  )
authorised representative in the        )
presence of:                            )
                                        )
/s/ ROSALIND ANDERSON                   )
------------------------------------    )
Signature of witness                    )
                                        )
Name of witness (please print)          )
                                        )
        ROSALIND ANDERSON               )
                                        )
Signature of authorised representative  )
                                        )
        [ILLEGIBLE]                     )

Name Peter Eckstein
Rank Managing Director

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   21
7000475 13

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for SOCIETE                 )
GENERALE AUSTRALIA                      )
BRANCH under power of attorney          )
dated                                   )
                                        )
in the presence of:                     )
                                        )
/s/ ROSALIND ANDERSON                   )    /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
ROSALIND ANDERSON                       )    received no notice of revocation
------------------------------------    )    of the power of attorney
Name of witness (block letters)         )

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for THE TORONTO             )
DOMINION BANK under power of            )
attorney dated                          )
                                        )
in the presence of:                     )
                                        )
/s/ ROSALIND ANDERSON                   )    /s/ [ILLEGIBLE]
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
ROSALIND ANDERSON                       )    received no notice of revocation
------------------------------------    )    of the power of attorney
Name of witness (block letters)

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   22
7000475 12

SIGNED, SEALED AND                      )
DELIVERED by                            )
as attorney for JP MORGAN               )
CHASE BANK under power of               )
attorney dated                          )
                                        )
in the presence of:                     )
                                        )
                                        )
------------------------------------    )    -----------------------------------
Signature of witness                    )    By executing this deed the attorney
                                        )    states that the attorney has
------------------------------------    )    received no notice of revocation
Name of witness (block letters)         )    of the power of attorney

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   23
7000475 12

DEED OF ASSIGNMENT, AMENDMENT AND NOVATION

Annexure

(C) Mallesons Stephen Jaques     Deed of Assignment, Amendment and Novation   24
7000475 12                       5 April 2004

                            NEW SENIOR DEBT FACILITY
                                   AGREEMENT

                       THIS IS THE ANNEXURE OF 100 PAGES
                            DESCRIBED IN THE DEED OF
                           ASSIGNMENT, AMENDMENT AND
                           NOVATION DATED 6 APRIL 2004

CONTENTS                 NEW FACILITY AGREEMENT
----------------------------------------------------------------------------
          1    DEFINITIONS AND INTERPRETATION                        1

               Definitions                                           1
               Interpretation                                       16
               Determination, statement and certificate             17
               Document or agreement                                17
               Repayment and prepayment                             17
               Principal                                            17
               Trust                                                17
               Current accounting practice and accounting terms     18
               International accounting standards                   18
               Outstanding                                          18
               Debenture Trust Deed                                 18
               Shareholders Agreement                               18

          2    COMMITMENTS                                          19

               Commitments                                          19
               Allocation among Participants                        19
               Obligations several                                  19

          3    CANCELLATION OF COMMITMENTS                          19

               During Availability Period                           19
               Allocation among Participants                        19
               At end of Availability Period                        19

          4    PURPOSE                                              20

               Cash Advance Facility                                20
               LC Facility                                          20
               Acknowledgment                                       20
               NZ Sale Proceeds                                     20

          5    DRAWDOWN NOTICES                                     21

               When notice to be given - Cash Advance Facility      21
               When notice to be given - LC Facility                21
               Minimum Drawing                                      21
               Notification of Participants                         21

          6    SELECTION OF FUNDING PERIODS                         21

          7    REPAYMENT                                            22

               Repayment - Cash Advance Facility                    22
               Repayment - LC Facility                              22
               Allocation among Participants                        22
               Allocation among Segments                            22
               Use of Free Cash Flow                                23
               Mandatory Repayments                                 23
               Repayment                                            24

          8    PREPAYMENTS                                          24

               Voluntary prepayments                                24
               Voluntary prepayment on expiry of Funding Period     24

               Limitation on prepayments                            25
               Apportionment                                        25
               Redrawing                                            25

          9    CASH ADVANCE FACILITY                                25

               Advance of Segment                                   25
               Repayment                                            25
               Preparation of Reliquefication Bills                 26
               Requirements of Reliquefication Bills                26
               Dealing with Reliquefication Bills                   26
               Indemnity                                            26
               Stamp duty on Reliquefication Bills                  26

          10   LETTER OF CREDIT FACILITY                            26

               Issue of Letters of Credit                           26
               Form                                                 27
               Number                                               27
               Expiry date                                          27
               Amount                                               27
               Secured Financing                                    27
               Participant as Beneficiary                           28
               Agent's authority                                    28
               Notification of issue                                28
               Drawings procedure                                   28
               Recovery by Agent                                    28
               Payment of Secured Financings by Group Member        29
               Indemnity                                            29
               Obligations unconditional                            29
               Indemnity from Participants to Agent                 30

          11   PAYMENTS                                             30

               Manner                                               30
               Payment to be made on Business Day                   30
               Distribution by Agent                                30
               Appropriation where insufficient moneys available    30
               Unanticipated default                                30
               Rounding                                             31
               Withholding tax                                      31

          12   CHANGES IN LAW                                       32

               Increased costs                                      32
               Minimisation                                         33
               Survival of obligations                              33
               Prepayment on increased costs                        33
               Illegality                                           33

          13   CONDITIONS PRECEDENT                                 34

          14   REPRESENTATIONS AND WARRANTIES                       35

               Representations and warranties                       35
               Reliance on representations and warranties           39
               Repetition for Guarantors                            39

          15   UNDERTAKINGS                                         39

               General undertakings                                 39
               Undertakings relating to Mortgaged Property          48
               Financial undertakings                               52
               Term of undertakings                                 53

          16   EVENTS OF DEFAULT                                    54

               Events of Default                                    54
               Consequences                                         58
               Cash cover for letters of credit                     58
               Technical default in payment                         59

          17   GUARANTEE                                            60

               Guarantee                                            60
               Payment                                              60
               Unconditional nature of obligation                   60
               No marshalling                                       61
               No competition                                       61
               Suspense account                                     62
               Rescission of payment                                62
               Indemnity                                            62
               Continuing guarantee and indemnity                   63
               Variations                                           63
               Judgment                                             63
               Conditions precedent                                 63

          18   INTEREST ON OVERDUE AMOUNTS                          63

               Accrual and payment                                  63
               Rate                                                 64

          19   FEES                                                 64

               Fees - general                                       64
               Letter of credit fee                                 64
               Refund of fees                                       65

          20   INDEMNITIES                                          65

          21   CONTROL ACCOUNTS                                     66

          22   EXPENSES                                             66

          23   STAMP DUTIES                                         66

          24   SET-OFF                                              67

          25   WAIVERS, REMEDIES CUMULATIVE                         67

          26   SEVERABILITY OF PROVISIONS                           67

          27   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES          67

          28   MORATORIUM LEGISLATION                               68

          29   ASSIGNMENTS                                          68

               Assignment by Borrower and Guarantor                 68
               Assignment by Participants                           68
               Substitution certificates                            69
               Disclosure                                           70
               No increased costs                                   70

          30   RELATIONSHIP OF PARTICIPANTS TO AGENT                70

               Authority                                            70
               Instructions; extent of discretion                   70
               No obligation to investigate authority               70
               Agent not a fiduciary                                71
               Exoneration                                          71
               Delegation                                           71
               Reliance on documents and experts                    71
               Notice of transfer                                   71
               Notice of default                                    71
               Agent as Participant and banker                      72
               Indemnity to Agent                                   72
               Independent investigation of credit                  72
               No monitoring                                        72
               Information                                          73
               Replacement of Agent                                 73
               Amendment of Transaction Documents                   74
               Subscription for Stock                               75

          31   PROPORTIONATE SHARING                                75

               Sharing                                              75
               Refusal to join in action                            76

          32   AGENT DEALINGS                                       76

          33   ADDITION OF GUARANTORS                               76

          34   NOTICES                                              77

          35   AUTHORISED OFFICERS                                  77

          36   GOVERNING LAW AND JURISDICTION                       77

               Governing Law and Jurisdiction                       77
               Process agents                                       77

          37   COUNTERPARTS                                         78

          38   ACKNOWLEDGEMENT BY BORROWERS AND GUARANTORS          78

          39   CONSENTS AND OPINIONS                                78

          SCHEDULE 1  GUARANTORS                                    79

          SCHEDULE 2  PARTICIPANTS                                  80

          SCHEDULE 3  LINE ITEMS                                    84

          ANNEXURE A  DRAWDOWN NOTICE                               85

          ANNEXURE B    GUARANTOR ACCESSION DEED                    87

          ANNEXURE C    LETTER OF CREDIT AUTHORISATION              89

          ANNEXURE D    FORM OF LETTER OF CREDIT                    90

          ANNEXURE E    FINANCIAL INDEBTEDNESS                      92

          ANNEXURE F    SUBSTITUTION CERTIFICATE                    93

          ANNEXURE G    CORPORATE TREE                              97

          ANNEXURE H    CASH FLOW STATEMENT                         98

          ANNEXURE I    OPERATING FORECAST                          99

          ANNEXURE J    FORECAST CASH FLOW STATEMENT                100

                       NEW SENIOR DEBT FACILITY AGREEMENT

OPERATIVE PROVISIONS:

1        DEFINITIONS AND INTERPRETATION

DEFINITIONS

                  1.1 The following definitions apply unless the context requires otherwise.

                           ABN SHARES means those shares in the Borrower which are the subject of the Shareholders Agreement.

                           ACCOUNTS means profit and loss accounts, balance sheets and cash flow statements together with any statements, reports (including, without limitation, any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

                           AGENT means J.P. Morgan Australia Limited (ABN 52 002 888011).

                           ASSOCIATE in relation to an entity means:

                           (a)      a Related Corporation of that entity;

                           (b) an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Corporation of that entity;

                           (c) a Related Corporation of an entity included in paragraph (b) or (e);

                           (d) an executive director of that entity or an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

                           (e) a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c),
                                    (d), (e), (f) or (g) alone or together has a Controlling Interest;

                           (f) the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

                           (g) an entity of which an executive director of that entity or a Related Corporation of that entity is also a director.

                           For the purposes of this definition:

                           (i) where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

                           (ii) DIRECTOR has the meaning given in the Corporations Act; and

                  (iii) a person has a CONTROLLING INTEREST in a corporation or trust if:

                           (A) the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

                           (B) the person has a relevant interest (as defined in the Corporations Act) in more than 51% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

                  AUTHORISATION includes:

                  (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

                  (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

                  AUTHORISED OFFICER means:

                  (a) in respect of the Borrower or any Guarantor, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Borrower or the relevant Guarantor by a notice to the Agent accompanied by certified copies of signatures of all new persons so appointed; and

                  (b) in respect of the Agent or a Participant, any person whose title or acting title includes the word MANAGER or PRESIDENT or cognate expressions, or any secretary or director.

                  AVAILABILITY PERIOD means for a Facility, the period commencing on the date of this agreement and expiring on the Final Maturity Date or, if earlier, the date on which the Commitment for a Facility is cancelled.

                  BASE RATE means, on any Rate Set Date in respect of a Funding
                  Period:

                  (a) the average bid rate displayed at or about 10.30am on the Rate Set Date on the Reuters screen BBSY page for a term equivalent to the Funding Period; or

                  (b)      if:

                           (i)      for any reason that rate is not displayed;
                                    or

                           (ii) the basis on which that rate is displayed is changed and in the reasonable opinion of the Agent it ceases to reflect the Participants' cost of funding to the same extent as at the date of this agreement, then the Base Rate will be the rate determined by the Agent to be the average of the buying rates quoted to the Agent by 3 Reference Banks at or about 10.30am on the Rate Set Date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the Funding Period. If there are less than 3 Reference Banks quoting buying rates, then the Base Rate for each Participant will be the rate notified by that Participant to the Agent to be that Participant's cost of funding its Pro Rata Share of the Principal Outstanding for the Funding Period;

                  All calculations of rates for the purposes of this definition will be expressed as a yield percent per annum to maturity.

                  BENEFICIARY means the beneficiary of a Letter of Credit.

                  BILL means a BILL OF EXCHANGE as defined in the Bills of Exchange Act 1909.

                  BOARD means some or all of the directors of the Borrower acting as a board in accordance with the constitution of the Borrower and the Shareholders Agreement.

                  BORROWER means ABN Australasia Holdings Pty Ltd (ABN 11 072 977 229).

                  BUDGET has the meaning as set out in the Shareholders
                  Agreement.

                  BUSINESS means the manufacture and supply of transactions and identification products, service and logistics carried on at the date of this Agreement by the Group, as it may develop or be expanded from time to time. It includes, without limitation:

                  (a) the manufacture and supply of personalised cheques and cheque books, deposit books, bank cheques, medical and other forms, postal money orders, gift or title certificates, promissory notes, drafts, bearer securities and warrants;

                  (b) the provision of electronic printing services and distribution of bills, statements, dividend and disbursement cheques, local government rate notices, statements for insurances purposes and vehicle registration labels;

                  (c) the managing of business process outsourcing of customers' operational and marketing print requirements;

                  (d) the management of content data, and interpretation of data from customers core systems into multiple forms of output;

                  (e) provision of postage management services including the sorting, appending and aggregating of mail, and return mail processing;

                  (f) the manufacture and distribution of a wide range of cards, including financial cards, telecommunication cards and commercial cards;

                  (g) the provision of bureau personalisation services for financial and non-financial cards;

                  (h) the provision of licence issuance software solutions including the manufacture and distribution of photographic identification cards;

                  (i) the manufacture and distribution of photographic and high resolution bar code Labels;

                  (j) through its joint venture LM Gemplus, the manufacture and distribution of smart cards, including financial and telecommunication cards and the sale of hardware and software that enables the use of smart cards;

                  (k) anything developed from or substantially similar to the above.

                  BUSINESS DAY means a weekday on which banks are open in Melbourne and Sydney.

                  BUSINESS PLAN has the meaning as set out in the Shareholders Agreement.

                  CAI means Credit Agricole Indosuez S.A..

                  CAPITALISED INTEREST means all interest which has accrued and remains unpaid under the Senior Debt Facility Agreement from 15 September 2003 to the Effective Date being $1,932,191.78.

                  CASH ADVANCE COMMITMENT means, in relation to a Participant, the amount opposite that Participant's name in Column 2 of Part A of schedule 2, as reduced or cancelled under this Agreement.

                  CASH ADVANCE FACILITY means the Facility provided under clause 9.

                  CASH ADVANCE UNDRAWN COMMITMENT means a Participant's Cash Advance Commitment less the total principal amount of its Share of all outstanding Segments of the Cash Advance Facility.

                  CASH FLOW PROJECTIONS means the cash flow projections provided to the Agent under clause 2.3 of the Deed of Assignment.

                  CHARGE means any charge, debenture or other Security Interest given by the Borrower or a Guarantor to secure the Secured Moneys (including without limitation the Debenture Trust Deed and any Satisfactory Charge).

                  CLASS A PREFERENCE SHARES has the meaning given to it in the Shareholders Agreement.

                  COLLATERAL SECURITY means any Security Interest, Guarantee or other document or agreement at any time created or entered into as security for any Secured Moneys.

                  COMMITMENT in relation to a Participant means:

                  (a) in relation to the Cash Advance Facility, its Cash Advance
                      Commitment; and

                  (b) in relation to the LC Facility, its LC Commitment.

                  COMPLETION DATE has the meaning given to it in the Shareholders Agreement.

                  CONTROL has the meaning given to it in s50AA of the Corporations Act and CONTROLLED has a corresponding meaning.

                  DEBENTURE TRUST DEED means the Debenture Trust Deed dated 3 June 1996 between, among others, the Borrower and each Guarantor.

                  DEBT SERVICE means, for any period, Interest Expense under this Agreement paid or payable in cash plus Principal Outstanding paid or payable under clause 7 during that period.

                  DEED OF ASSIGNMENT means the deed entitled "Deed of Assignment, Amendment and Novation" dated 6 April 2004 between ABN Australasia Limited ABN 42 072 665 692, the Borrower, the Participants, the Guarantors, the Security Trustee and the Agent.

                  DERIVATIVE CONTRACT means an agreement, contract or arrangement the value of which depends on or derives from the value of an underlying asset, currency, reference rate or index (whether over-the-counter or exchange traded) and includes a futures contract, interest rate swap contract, currency swap contract, forward foreign exchange rate contract, forward interest rate contact, interest rate and currency option and cap, collar and floor transaction entered into by a Group Member in good faith on normal commercial terms at arm's length in the ordinary course of business with an Indemnified Party.

                  DISTRIBUTION means, in relation to a company, any payment or distribution of any money or other assets to a shareholder of the company or an Associate of the company or that shareholder, including without limitation:

                  (a) any dividend or other distribution, whether of a capital or revenue nature, to a company's shareholders or stockholders, partners or members as such;

                  (b) any application or distribution of any property or assets to purchase, redeem or otherwise retire any shares or stock in a company;

                  (c) any reduction (followed by any distribution) of a company's capital;

                  (d) any payment or exchange of property or assets for property, assets or services for a consideration which (independently valued) exceeds the fair market value of the property, assets or services acquired, or any gift;

                  (e)      any management fee (however called);

                  (f)      any interest or principal under a loan;

                  (g) any transfer or settlement or setting aside of property or assets to meet or effect any other Distribution mentioned above; and

                  (h) any payments under a guarantee in respect of a shareholder,

                  but does not include:

                           (i)      any director's fee determined at market
                                    rates;

                           (ii) any distribution required or permitted under the Cash Advance Facility or the LC Facility;

                           (iii) any reasonable entertainment, travel and other out-of-pocket expenses of officers or managers of such shareholder or Associate incurred in connection with any Group Member;

                           (iv) the premium for, or other amounts incurred in relation to, any insurance taken out by that shareholder or Associate for the benefit of any Group Member (whether for that Group Member alone or for that Group Member and any other person); and

                           (v) any payment or exchange of property or assets for property, assets or services for a consideration which (independently valued) is equal to or less than the fair market value of the property, assets or services acquired.

                  DRAWDOWN DATE means the date on which any accommodation under this Agreement is or is to be drawn.

                  DRAWDOWN NOTICE means a notice under clause 5.

                  EBITDA means, in respect of any period, the amount shown by the Accounts for that period as revenue:

                  (a)      less:

                           (i)      all corporate overheads; and

                           (ii) all operating expenses (including cost of goods sold), other than:

                                    (B)      Interest Expense;

                                    (C)      provision for Tax;

                                    (D)      depreciation;

                                    (E)      amortisation; and

                                    (F)      non-cash charges (other than
                                             employee entitlement provisioning),

                           of the Group on a consolidated basis (to the extent included in operating expenses)

                  (b)      adjusted for:

                           (i)      non-recurring gains or losses;

                           (ii)     gains or losses from the sale of assets;

                           (iii)    non cash forex gains and losses,

                           of the Group on a consolidated basis,

                  (c) plus an amount equal to the aggregate of all cash dividends received in respect of equity investments of the Group on a consolidated basis.

                  EFFECTIVE DATE has the meaning set out in the Deed of Assignment.

                  ENVIRONMENTAL LAW means a provision of a law or a law, which relates to an aspect of the environment or health.

                  EVENT OF DEFAULT has the meaning in clause 16.1.

                  EXCLUDED TAX means:

                  (a) any Tax imposed by a jurisdiction (other than Australia or any political subdivision or Taxing authority of or in Australia) solely as a consequence of any Indemnified Party being organised or doing business in that jurisdiction;

                  (b) any Tax imposed on the net income or revenues of an Indemnified Party:

                           (i)      by any jurisdiction outside Australia; or

                           (ii) by Australia or any political subdivision or Taxing authority of or in Australia as a consequence of any Indemnified Party being or becoming a "resident" of Australia or carrying on business in Australia through a "permanent establishment" in Australia (as those terms are defined in the Income Tax Assessment Act 1936 or any relevant statutory concept which replaces or is in addition to those concepts); and

                  (c) any withholding tax imposed by Australia or any political subdivision or Taxing authority of or in Australia on any payment made or to be made by or on behalf of the Borrower (including without limitation payment by the Agent) to or income derived by an Indemnified Party who is a non-resident of Australia or who is a resident of Australia deriving the income or payment through an overseas branch.

                  FACILITY means the Cash Advance Facility and the LC Facility.

                  FERRIER HODGSON REVIEW means the Investigating Accountant's Report ABN Australasia Ltd and Associated Entities Trading as Leigh Mardon review dated 27 February 2004 and prepared by Ferrier Hodgson.

                  FINAL MATURITY DATE means, for each Facility, the date which is the fifth anniversary of the Effective Date.

                  FINANCIAL INDEBTEDNESS means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever. Without limitation, it includes:

                  (a) indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, redeemable share (other than a redeemable share issued under the Shareholders Agreement), share the subject of a Guarantee, discounting arrangement, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another other financing transaction;

                  (b) the mark to market exposure under any interest, gold or currency exchange, hedge or arrangement of any kind,

                  but does not include:

                  (c)      any off balance sheet operating Lease;

                  (d) any payment by a trade customer in advance of delivery of goods or services on ordinary commercial terms; or

                  (e) any trade debtors of Leigh Mardon that are prepaid on a regular basis in the ordinary course of its business; or

                  (f) any operating Leases that, after the Effective Date, are accounted for as, or the underlying assets become the subject of, finance Leases.

                  FREE CASH FLOW means any cash of the Borrower and its Subsidiaries remaining after the Borrower has set aside all cash which the Company reasonably and properly determines is required to adequately provide for the continuing successful operation of the Business by the Borrower and its Subsidiaries, including in particular:

                  (a) to pay existing, or provide against anticipated, debts or other liabilities, obligations and costs of the Borrower and Subsidiaries properly incurred for the continued operation and improvement of the Business in accordance with the Business Plan;

                  (b) to provide against, and in due course pay, new debts or other liabilities, obligations and costs properly incurred for the continued operation and improvement of the Business in accordance with the Business Plan;

                  (c) to provide and pay for other working capital requirements for continued operation and improvement of the Business in the ordinary course of Business in accordance with the Business Plan;

                  (d) to provide and pay for capital expenditure for continued operation of the Business in the ordinary course of Business in accordance with the Business Plan; and

                  (e) to provide and pay for any other expenditure required for the continued survival of the Borrower and its Subsidiaries in accordance with the Business Plan.

                  FUNDING PERIOD means, in relation to a Segment of the Cash Advance Facility, a period for the fixing of interest rates for the Segment.

                  In each case the period commences on the Drawdown Date of the Segment or the last day of the preceding Funding Period of the Segment (as appropriate) and has a duration specified under clause 6.

                  GOVERNMENTAL AGENCY means any government or any governmental, semi-governmental, fiscal, judicial, quasi-judicial body, department, commission, authority, tribunal, agency or entity except to the extent that any of the foregoing are customers or suppliers. It also includes any self-regulatory organisation established under statute or any stock exchange.

                  GROUP means the Borrower and its Subsidiaries.

                  GROUP MEMBER means each company which is a member of the Group.

                  GUARANTEE means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other legally binding obligation or irrevocable offer (whatever called and of whatever nature):

                  (a)      to pay or to purchase;

                  (b) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

                  (c) to indemnify against the consequences of default in the payment of; or

                  (d)      to be responsible otherwise for,

                  an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition in each case of another person.

                  GUARANTOR means each person so described in Schedule 1 and any new guarantor under clause 33 and, if there is more than one, means each of them individually and every two or more of them jointly.

                  GUARANTOR ACCESSION DEED means a deed substantially in the form of annexure B.

                  INDEMNIFIED PARTY means the Agent, a Participant or any person whom the Agent, the Borrower and the Guarantors agree will be an Indemnified Party.

                  INTELLECTUAL PROPERTY means any intellectual or industrial property including without limitation:

                  (a) a patent, trade mark or service mark, copyright, registered design, trade secret, or confidential information; or

                  (b) a licence or other right to use or to grant the use of any of the foregoing or to be the registered proprietor or user of any of the foregoing.

                  INTEREST EXPENSE means, for any period, all interest and amounts in the nature of interest or of similar effect to interest (including amounts other than principal payable under this Agreement) paid or payable by any Group Member shown by the Accounts for that period including:

                  (a) any dividend or distribution payable on any Marketable Security included as Financial Indebtedness;

                  (b) the face amount of bills of exchange or other financial instruments (but not reliquefication bills drawn under this Agreement) drawn, issued, endorsed or accepted by any Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee;

                  (c) all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Financial Indebtedness but not:

                           (i)      unused line fees; and

                           (ii) establishment, arrangement and other fees payable once only on the initial provision of financial accommodation, but excluding all transactions between any two Group Members; and

                  (d)     interest payable under any Secured Financing,

                  less any interest and amounts in the nature of interest earned by the Group Member during that period. For the avoidance of doubt, Interest Expense does not include fees and expenses that are treated as an interest expense for accounting purposes or Interest Expense incurred in respect of Financial Indebtedness arising out of operating leases that, after the Effective Date, are accounted for as, or the underlying assets become the subject of, finance Leases.

                  INTEREST RATE means, in respect of a Funding Period, the aggregate of the Base Rate and the Margin on the first day of that period.

                  JV means the joint venture between the Borrower and Gemplus Technologies Asia Pty Ltd and governed by the terms of the Joint Venture Agreement.

                  JOINT VENTURE AGREEMENT means the agreement dated on or about 10 January 2000 between Gemplus Technologies Asia Pty Ltd, Gemplus S.A., the Borrower and ABN.

                  LC COMMITMENT means, in relation to a Participant, the amount opposite that Participant's name in column 2 of Part B of schedule 2, as reduced or cancelled under this Agreement.

                  LC FACILITY means the Facility provided under clause 10.

                  LC UNDRAWN COMMITMENT means a Participant's LC Commitment less the total principal amount of its Share of all principal outstanding under the LC Facility.

                  LETTER OF CREDIT means a letter of credit issued or to be issued under clause 10.

                  LINE ITEM means an item listed in schedule 3.

                  LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death.

                  LM AUSTRALIA means American Banknote Australasia Pty Ltd ABN 25 072 977 292.

                  LM GROUP means LM Australia and LM Taiwan.

                  LM TAIWAN means LEIGH-Mardon (Taiwan) Ltd.

                  LMPS means Leigh-Mardon Payment Systems Pty Limited (ABN 32 006 412 657).

                  MAJORITY PARTICIPANTS means Participants whose aggregate Commitments are more than two thirds of the total of the Commitments.

                  MARGIN means 2.50% per annum.

                  MARKETABLE SECURITY has the meaning given in the Corporations Act, but also includes:

                  (a) a document referred to in the exceptions to the definition of DEBENTURE in the Corporations Act;

                  (b)      a unit or other interest in a trust or partnership;

                  (c)      a negotiable instrument; and

                  (d) a right or an option in respect of a Marketable Security, whether issued or unissued, including, without limitation, any of the above.

                  MATERIAL ADVERSE EFFECT means, in the reasonable opinion of the Majority Participants, a material adverse effect on:

                  (a) the ability of the Relevant Companies as a whole to perform their obligations under the Transaction Documents; or

                  (b) the security, rights or benefits of the Indemnified Parties under the Transaction Documents.

                  MORTGAGED PROPERTY means the property mortgaged or charged by a Charge or any Collateral Security.

                  NEW SENIOR DEBT FACILITY means this New Senior Debt Facility Agreement dated 6 April 2004.

                  NEW ZEALAND SALE means the sale of the assets of American Banknote New Zealand Limited.

                  NEW ZEALAND SALE PROCEEDS means the net proceeds (after costs of the sale and all taxes payable are deducted) received from the New Zealand Sale.

                  PARTICIPANT means a Participant set out in schedule 2 or a person who becomes a Participant under clause 31.2.

                  PERMITTED CL TRANSFEREE means CAI and any entity which is:

                  (a)      a Subsidiary of CAI;

                  (b) which is Controlled by, which Controls, or which is under common Control with CAI or the entity which is transferring all of its rights or obligations under the Transaction Documents; or

                  (c)      a Related Corporation of CAI.

                  PERMITTED INTERNAL TRANSFEREE means a Related Body Corporate or other entity which is Controlled by, which Controls, or which is under common Control with the entity which is transferring all of its rights or obligations under the Transaction Documents ("TRANSFEROR"), where the transferee entity is engaged in similar business activities to the Transferor or the Transfer is undertaken in connection with any proposed merger, amalgamation, reconstruction or other internal restructuring affecting the Transferor.

                  PERMITTED SALE ASSET means an asset referred to in clause 15.1(f)(iii)(B).

                  POTENTIAL EVENT OF DEFAULT means anything which with the giving of notice or passage of time or both would become an Event of Default.

                  PRINCIPAL OUTSTANDING means:

                  (a) with respect to the Cash Advance Facility, the total principal amount of all outstanding Segments; and

                  (b) with respect to the LC Facility, the face amount of the LCs outstanding under the LC Facility,

                  or if the context so requires, the aggregate of these amounts.

                  PRO RATA SHARE means, with respect to a Participant, the proportion which that Participant's Commitment bears to the aggregate of all Commitments.

                  PROFIT IMPROVEMENT PLAN means the plan presented to the Company as set out in the Budget.

                  QUARTERLY DATE means the last day of March, June, September and December in each year.

                  RATE SET DATE means the first day of a Funding Period.

                  REDUCTION DATE means each date on which Principal Outstanding is to be repaid in accordance with clauses 7.1(a) and 7.6.

                  REFERENCE BANK means Westpac Banking Corporation, Australia and New Zealand Banking Group Limited, National Australia Bank Limited or Commonwealth Bank of Australia.

                  RELATED CORPORATION has the meaning given to RELATED BODY CORPORATE in the Corporations Act, but on the basis that SUBSIDIARY has the meaning given in this Agreement and that BODY CORPORATE includes any entity or a trust.

                  RELEVANT COMPANY means:

                  (a)      a Group Member; or

                  (b) another person who gives or creates a Guarantee or Security Interest which secures any Secured Moneys.

                  RELIQUEFICATION BILL means a Bill drawn under clause 9.

                  RETENTION ACCOUNT means the account opened with National Australia Bank Limited, BSB 083 337 in the name of LM Australia and with the account number 567 445 465.

                  SAME DAY FUNDS means a bank cheque or other immediately available funds.

                  SATISFACTORY CHARGE means a first charge over all assets to secure the Secured Moneys where the Agent has received documents or evidence in connection with that charge satisfactory to the Agent (including, where requested, opinions).

                  SECURED FINANCING means accommodation provided to the Borrower or any Group Member by the Beneficiary on the security of a Letter of Credit.

                  SECURED MONEYS means all money which the Borrower and the Guarantors (whether each of them alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of an Indemnified Party (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.

                  It includes, without limitation, money by way of principal, interest, fees, costs, indemnities, Guarantees, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with a Transaction Document.

                  Where the Borrower or Guarantor would have been liable but for its Liquidation, it will be taken still to be liable.

                  A reference to an amount for which a person is contingently liable includes, without limitation, an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

                  SECURITY INTEREST includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

                  Without limitation it includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien.

                  SECURITY TRUSTEE means J.P. Morgan Australia Limited (ABN 52 002 888 011).

                  SEGMENT means each portion of the accommodation made available under the Cash Advance Facility which has the same Funding Period.

                  SENIOR DEBT FACILITY AGREEMENT means the senior debt facility agreement dated 3 June 1996 entered into between the Lenders, the Security Trustee, the Agent, ABN Australasia Limited ABN 42 072 664 692 as borrower and the Borrower, American Banknote Pacific Pty Ltd ABN 19 072 977 265, LM Australia, LMPS and American Banknote New Zealand Limited as guarantors (as amended).

                  SHARE of a Participant, in respect of a Segment or any principal outstanding under the LC Facility, means the proportion of that Participant's participation in that Segment or principal to the amount of the Segment or principal (such proportion to be determined under clause 2).

                  SHAREHOLDERS AGREEMENT means the agreement entitled "Subscription and Shareholders Agreement for ABN Australasia Holdings Pty Limited" dated on or about the date of this agreement between the Borrower, SPV, ABN Australasia Limited ABN 42 072 664 692, Inc. and David Head.

                  SPV means LM SPV Pty Limited (ABN 108 316 598).

                  STAGE III has the meaning giving to it in the Shareholders Agreement.

                  SUBSIDIARY has the meaning given in the Corporations Act but so that:

                  (a) an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of Parts 3.6 and 3.7 of the Corporations Act);

                  (b) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

                  (c) a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

                  SUPPLEMENTAL AGREEMENT means the agreement dated on or around the same date as this agreement between the shareholders of SPV, each Participant, the Borrower, ABN Australasia Limited ABN 42 072 664 692, Inc. and David Head.

                  TAX includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

                  TEST DATE means the last day of each month.

                  TOTAL DEBT means all Financial Indebtedness of the Group.

                  TRANSACTION DOCUMENT means:

                  (a)      this Agreement;

                  (b)      each Charge;

                  (c)      any Collateral Security;

                  (d)      any Guarantor Accession Deed;

                  (e) any Drawdown Notice or any debenture or other certificate or Security Interest issued under a Charge;

                  (f)      any Derivative Contract;

                  (g) a document or agreement entered into or provided for the purpose of amending or novating, any of the above including the Deed of Assignment; or

                  (h) any document which the Borrower agrees to be a Transaction Document for the purposes of this Agreement.

                  It includes, without limitation, an undertaking by or to a party or its lawyers under or in relation to any of the above.

                  UNDRAWN COMMITMENT means the LC Undrawn Commitment and the Cash Advance Undrawn Commitment or where the context so requires, the aggregate of these amounts.

                  WORKING CAPITAL ACCOUNT means the account maintained by LM Australia with the Working Capital Account Bank, BSB 084 004 and bearing account number 666 208 940.

                  WORKING CAPITAL ACCOUNT BANK means National Australia Bank Limited.

INTERPRETATION

         1.2 Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

                  (a)      The singular includes the plural and the converse.

                  (b)      A gender includes all genders.

                  (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

                  (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

                  (e) A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

                  (f) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

                  (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

                  (h) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

                  (i) A reference to CONDUCT includes, without limitation, an omission, statement or undertaking, whether or not in writing.

                  (j) All references to DOLLARS and $ are to Australian dollars.

                  (k) Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

                  (l) A reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset (including Intellectual Property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

DETERMINATION, STATEMENT AND CERTIFICATE

         1.3 Except where otherwise provided in this Agreement any determination, statement or certificate by the Agent or any Participant or an Authorised Officer of the Agent or any Participant provided for in this Agreement is evidence of the matter stated in it unless the contrary is proved. It binds the parties in the absence of manifest error.

DOCUMENT OR AGREEMENT

         1.4      A reference to:

                  (a) an AGREEMENT includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

                  (b) A DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

                  A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

REPAYMENT AND PREPAYMENT

         1.5 A reference to REPAYMENT or PREPAYMENT of all or part of an amount under the LC Facility is to payment to the Agent of the whole or the relevant portion of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if that Letter of Credit has not been drawn on).

PRINCIPAL

         1.6 A reference to PRINCIPAL or PRINCIPAL AMOUNT, in relation to an amount under or in respect of the LC Facility, is to the maximum liability of the Participants under any Letter of Credit comprising that amount.

TRUST

         1.7 Unless the context requires otherwise, a reference to a transaction, asset, act or liability of any nature of the Group Member includes its transactions, assets, acts or liabilities as trustee. Where the Group Member incurs an obligation, it incurs that obligation both in its own right and in its capacity as trustee, unless the obligation relates only to an asset which it holds in its own right and not as trustee.

CURRENT ACCOUNTING PRACTICE AND ACCOUNTING TERMS

         1.8 A reference to CURRENT ACCOUNTING PRACTICE is to accounting principles and practices applying by law or otherwise generally accepted in Australia, consistently applied. Unless otherwise defined, accounting terms should be interpreted in accordance with current accounting practice. When calculating any covenant under clause 15.3, the value of any asset of a Group Member will be its book value unless revalued with the agreement of the Agent.

INTERNATIONAL ACCOUNTING STANDARDS

         1.9

                  (a) If there is a change in the accounting standards after the date of this agreement resulting from the implementation of the international accounting standards in Australia, then the Borrower must consult with the Participants, on the changes (if any) required to the financial undertakings contained in clause 15.3 (or definitions pertaining to them) to ensure that they remain consistent with the financial undertakings prior such a change.

                  (b) If the Borrower and the Participants cannot agree on the changes a party considers are necessary to the financial undertakings in accordance with clause 1.9(a), the accounting standards which applied on the date of this agreement will continue to apply to the financial undertakings contained in clause 15.3.

OUTSTANDING

         1.10 A reference to an OUTSTANDING Letter of Credit is to a Letter of Credit which has not expired (or which has expired but a draft has been drawn or payment made under it) and for which the Borrower has not provided cash cover under this Agreement or reimbursement in full.

DEBENTURE TRUST DEED

         1.11 Each Group Member agrees that for the purposes of the Debenture Trust Deed:

                  (a) the Majority Participants shall be the "Majority Stockholders"; and

                  (b) the Transaction Documents shall be the "Transaction Documents",

                  as those terms are used in the Debenture Trust Deed.

SHAREHOLDERS AGREEMENT

         1.12 A term having a defined meaning in the Shareholders Agreement has the same meaning in this agreement. However, in the event of any inconsistency between a defined meaning in the Shareholders

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                                                                              19

                  Agreement and in this agreement, the meaning in this agreement will prevail.

2 COMMITMENTS

COMMITMENTS

         2.1 Subject to this Agreement each Participant agrees with the Borrower to make available its participation in each Segment of the Cash Advance Facility and to participate in the LC Facility. The total principal amount of a Participant's participation in:

                  (a) all outstanding Segments of the Cash Advance Facility will not at any time exceed its Cash Advance Commitment; and

                  (b) the LC Facility will not at any time exceed its LC Commitment.

ALLOCATION AMONG PARTICIPANTS

         2.2 Each Participant shall participate in each Segment rateably according to its Commitment and in each Letter of Credit, rateably according to its LC Commitment.

OBLIGATIONS SEVERAL

         2.3 The obligations and rights of each Participant under this Agreement are several and:

                  (a) failure of a Participant to carry out its obligations does not relieve any other Participant of its obligations;

                  (b) no Participant is responsible for the obligations of any other Participant or the Agent; and

                  (c) subject to the Transaction Documents each Participant may separately enforce its rights under any Transaction Document.

3 CANCELLATION OF COMMITMENTS

DURING AVAILABILITY PERIOD

         3.1 On giving not less than 14 Business Days irrevocable notice to the Agent, the Borrower may cancel all or part of the Undrawn Commitments without penalty on the last day of a Funding Period. A partial cancellation must be in a minimum of $1,000,000 and in a whole multiple of $500,000 unless the Agent agrees otherwise.

ALLOCATION AMONG PARTICIPANTS

         3.2 Any partial cancellation will be applied rateably against the Undrawn Commitment of each Participant. The Agent shall promptly notify each Participant of any notice received under this clause and the amount of that Participant's Commitment which is cancelled.

AT END OF AVAILABILITY PERIOD

         3.3 At the close of business (Sydney time) on the last day of the Availability Period the Commitments of the Participants will be cancelled.

4 PURPOSE

CASH ADVANCE FACILITY

         4.1 The Borrower may only, subject to the terms of this agreement, use the net proceeds of the Cash Advance Facility to:

                  (a) finance the general working capital (including any overdraft) requirements of the Group in carrying on the Business and the Profit Improvement Plan; and

                  (b) subject to clauses 15.1(k) and 15.1(u), fund new businesses; and

                  (c) provide and pay for capital expenditure for continued operation of the Business in the ordinary course of business;

                  (d) pay or repay the amounts owing under the Senior Debt Facility Agreement,

                  and for no other purpose.

LC FACILITY

         4.2 The Borrower shall use, or shall procure the use by a Group Member of, the net proceeds of the LC Facility with respect to:

                  (a) financing the working capital (including any overdraft) requirements of the Group in carrying on the Business;

                  (b) issuance of performance bonds by any person in relation to obligations of a Group Member; or

                  (c) such other purposes as the Agent (acting on the instructions of the Participants who have agreed in writing to provide any LC Commitments) may agree,

                  and for no other purpose.

ACKNOWLEDGMENT

         4.3 The parties acknowledge that, as at the Effective Date, the Cash Advance Facility has been fully drawn and no further Drawdown Notices under clause 5 of this Agreement may be given by the Borrower to the Agent

NZ SALE PROCEEDS

         4.4 Notwithstanding clause 4.3, the Borrower may give the Agent a Drawdown Notice for amounts that, in aggregate, do not exceed the amount specified in clause 7.6(d)(iii) ("NZ RETENTION ACCOUNT REDRAW").

         4.5 The Borrower must use the proceeds of a NZ Retention Account Redraw for the purposes of:

                  (a) capital or other expenditure relating to the Profit Improvement Program;

                  (b) the buy out of operating Leases existing at the Effective Date; and

                  (c)      redundancies.

5 DRAWDOWN NOTICES

WHEN NOTICE TO BE GIVEN - CASH ADVANCE FACILITY

         5.1 Whenever the Borrower wishes to make a drawing under the Cash Advance Facility it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) three Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

WHEN NOTICE TO BE GIVEN - LC FACILITY

         5.2 Whenever the Borrower wishes to make a drawing under the LC Facility it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A specifying that the drawing is to be made under the LC Facility. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) three Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

MINIMUM DRAWING

         5.3 The Borrower shall ensure that each drawing under the Cash Advance Facility is a minimum of the lesser of $1,000,000 or the Undrawn Commitment, unless the Agent agrees otherwise.

NOTIFICATION OF PARTICIPANTS

         5.4 The Agent shall give prompt notice to each relevant Participant of the contents of each Drawdown Notice received under this clause 5 and the amount of each Participant's Share of each Segment requested.

6 SELECTION OF FUNDING PERIODS

         6.1 Subject to this clause, each Funding Period will have a duration of 30, 60 or 90 days.

         6.2 A Funding Period is a period notified by the Borrower to the Agent by 11 am on the third Business Day before the last day of the current Funding Period. The first Funding Period will have a duration of 30 days.

         6.3 The first Funding Period begins on the Effective Date. Each subsequent Funding Period begins on the day when the preceding Funding Period ends.

         6.4 Should a Funding Period end on a day which is not a Business Day, that Funding Period will end on the next Business Day, unless that day is in the following month, in which case the Funding Period will end on, the preceding Business Day.

         6.5 No Funding Period may extend beyond the Final Maturity Date. The Borrower shall select Funding Periods for Segments so as to ensure that each Reduction Date for the Cash Advance Facility coincides with the last day of Funding Periods of outstanding Segments of that Facility which have a principal amount not less than the principal amount to be repaid on that day.

         6.6 If the Borrower fails to select Funding Periods complying with this clause 6 the Agent may vary any Drawdown Notice to ensure compliance.

7 REPAYMENT

REPAYMENT - CASH ADVANCE FACILITY

         7.1 Subject to the repayments provided for in clause 7.6, the Borrower shall repay the Principal Outstanding under the Cash Advance Facility as follows:

                  (a) on the fourth anniversary of the Effective Date, the higher of 75% of Free Cash Flow and an amount equal to $3,000,000;

                  (b)      on 1 October 2008, an amount equal to $1,000,000;

                  (c) on 30 January 2009, the higher of 75% of Free Cash Flow and an amount equal to $2,000,000;

                  (d) the Cash Advance Commitment automatically reduces by amounts repaid under paragraph (a), (b) and (c) above; and

                  (e) the Borrower agrees to repay the balance of the Principal outstanding under the Cash Advance Facility on the Final Maturity Date.

REPAYMENT - LC FACILITY

         7.2      (a)      The Borrower shall repay the LC Facility in
                           accordance with this Agreement or as otherwise agreed under the LC Facility.

                  (b) The Borrower shall finally repay the Principal Outstanding under the LC Facility on the Final Maturity Date.

ALLOCATION AMONG PARTICIPANTS

         7.3 Repayments will be applied rateably among the Participants according to their participation in the Principal Outstanding for that Facility.

ALLOCATION AMONG SEGMENTS

         7.4 All repayments under clauses 7.1 and 7.6 will be applied in reduction of those Segments which the Borrower may specify after consultation with the Agent. To the extent practicable repayments will only be applied against Segments which have Funding Periods which end on the relevant Reduction Date.

USE OF FREE CASH FLOW

         7.5 The Borrower must apply 75% of Free Cash Flow payable in accordance with clause 7.6 as follows:

                  (a) first, to pay the Capitalised Interest and all other interest payable under this Agreement; and

                  (b) second, to repay amounts owing under the Cash Advance and LC Facility.

MANDATORY REPAYMENTS

         7.6      The Cash Advance Commitments will reduce rateably:

                  (a) on each 30 January until the third anniversary of the Effective Date, by an amount equal to 75% of Free Cash Flow calculated in accordance with the last paragraph of this clause 7.6.

                  (b) subject to clause 15.1(f), with respect to the sale by any Group member permitted by this Agreement of any asset with a market value equal to or greater than $1,000,000 (other than an asset disposed of in the ordinary course of day-to-day trading), and on the date the purchase price is paid, by an amount equal to the purchase price (or such lesser amount as the Agent, acting on the instructions of the Majority Participants, may agree, with the Participants considering any such request by the Borrower on a non-committal basis based on the commercial and financial performance of the Borrower at the time of the request);

                  (c) with respect to the sale of all or substantially all of the assets of the Group or the sale of all or substantially all of shares in a Group Member, by an amount equal to the proceeds of the sale the Participants are entitled to in accordance with the Shareholders Agreement and the Supplemental Agreement; and

                  (d) with respect to the New Zealand Sale, by an amount equal to the first $1,500,000 of the New Zealand Sale Proceeds. The parties agree that the balance of the New Zealand Sale Proceeds will be used as follows:

                           (i) $700,000 will be retained by the Borrower and applied to its working capital requirements;

                           (ii) $1,700,000 will be paid to the Borrower from the Retention Account and applied to its working capital requirements; and

                           (iii) $1,000,000 will be retained in the Retention Account and will be available to the Borrower to be used in accordance with clause 4.5; and

                           (iv) any remaining balance of the New Zealand Sale Proceeds not applied in accordance with clause

                                    7.6(d)(i) to (iii) will be retained by the Borrower and applied to fund its working capital requirements.

                  If, on any of the dates referred to in paragraph (a), (b),
                  (c), or (d) of clause 7.6 ("each a MANDATORY REPAYMENT DATE"), the aggregate of all outstanding Segments exceeds the aggregate of the Cash Advance Commitments after the reduction has occurred, then the Borrower must repay:

                           (i) in the case of clause 7.6(a), the amount referred to in that paragraph within 90 days of that Mandatory Repayment Date; and

                           (ii)     in the circumstances referred to in
                                    paragraphs (b), (c) and (d), an amount equal to the excess on the last day of the next Funding Period after the relevant Mandatory Repayment Date.

                  The Borrower must give to the Agent within 30 days of the end of each calendar year, an estimate of Free Cash Flow for the 12 month period immediately preceding the end of each calendar year based on the management accounts for that period.

REPAYMENT

         7.7 The Borrower agrees to repay so much of the Principal Outstanding under the Cash Advance Facility in accordance with clauses 7.1 and 7.6. The Borrower agrees to notify to the Agent Funding Periods under clause 6 so that it can make repayments under clause 9.3 which are sufficient to satisfy this repayment obligation.

8 PREPAYMENTS

VOLUNTARY PREPAYMENTS

         8.1      (a)      Subject to this clause, if it gives at least 14
                           Business Days' prior notice to the Agent (who shall promptly notify the Participants) the Borrower may prepay all or part of the Principal Outstanding under the Cash Advance Facility or the LC Facility. The notice is irrevocable. The Borrower shall prepay in accordance with it.

                  (b) Unless the Agent agrees otherwise, prepayment of part only of a Segment or any amount under the LC Facility (but not an amount equal to the Principal Outstanding with respect to the LC Facility if that Principal Outstanding is less than $1,000,000) may only be made in a principal amount of a minimum of $1,000,000.

VOLUNTARY PREPAYMENT ON EXPIRY OF FUNDING PERIOD

         8.2      (a)      Prepayments under clause 8.1 with respect to the Cash
                           Advance Facility may only be made on the last day of the Funding Period of the relevant Segment.

                  (b) Prepayments under clause 8.1 with respect to the LC Facility may only be made in accordance with the terms of the LC facility.

LIMITATION ON PREPAYMENTS

         8.3 The Borrower may not prepay all or part of the Principal Outstanding except in accordance with this Agreement.

APPORTIONMENT

         8.4 Prepayments under clause 8.1 will be applied rateably in reduction of the respective participation of all the Participants in the Principal Outstanding under the applicable Facility.

REDRAWING

         8.5 Subject to this Agreement, prepayments or repayments under a Facility will not be available for redrawing.

9 CASH ADVANCE FACILITY

ADVANCE OF SEGMENT

         9.1      (a)      Subject to this Agreement, whenever the Borrower
                           requests a Segment of the Cash Advance Facility, each Participant shall make available its Share of that Segment to the Agent in immediately available funds by 11.00 am (Sydney time) on the relevant Drawdown
                           Date for the account of the Borrower, except to the extent the Segment continues a previous Segment of the Cash Advance Facility.

                  (b) On receipt the Agent will pay it to the relevant account specified in the Drawdown Notice.

                  (c) The Borrower shall ensure that there are no more than three Segments outstanding at any one time.

                  (d) Subject to clauses 5.3 and this clause 9.1, the Borrower may split or combine Segments.

REPAYMENT

         9.2 The Borrower shall repay each Segment of the Cash Advance Facility provided to it on the last day of its Funding Period, except that it directs the Agent to apply to repayment of a maturing Segment the proceeds of any new Segment of the Cash Advance Facility drawn or to be drawn on that date.

         9.3 The Borrower agrees to pay interest for a Funding Period at the Interest Rate applicable to that Funding Period. Interest:

                  (a) accrues daily from and including the first day of a Funding Period to but excluding the last day of a Funding Period; and

                  (b) is payable in arrears on the last day of each Funding Period; and

                  (c) is calculated on actual days elapsed and a year of 365 days or 366 days for any leap year.

PREPARATION OF RELIQUEFICATION BILLS

         9.4 The Borrower irrevocably and for valuable consideration authorises each Participant (at the option of the Participant) from time to time:

                  (a) to prepare Reliquefication Bills in relation to a Segment of the Cash Advance Facility; and

                  (b) by its Authorised Officer, to sign them as drawer, endorser and/or acceptor in the name of and on behalf of the Borrower.

REQUIREMENTS OF RELIQUEFICATION BILLS

         9.5      (a)      The total face amount of Reliquefication Bills
                           prepared by any Participant and outstanding in relation to any Segment must not at any time exceed:

                           (i) that Participant's Share of the principal amount of that Segment; plus

                           (ii) the total interest which has accrued or will accrue on that Share during the relevant Funding Period.

                  (b) Reliquefication Bills must mature on or before the last day of the relevant Funding Period or as agreed by the Agent.

DEALING WITH RELIQUEFICATION BILLS

         9.6 Each Participant may realise or deal with any Reliquefication Bill prepared by it as it thinks fit.

INDEMNITY

         9.7      (a)      Each Participant shall indemnify the Borrower on
                           demand against all liabilities, costs and expenses incurred by the Borrower by reason of it being a party to a Reliquefication Bill prepared by that Participant.

                  (b) Paragraph (a) does not affect any obligation of the Borrower under this Agreement. In particular the obligation of the Borrower to pay any principal, interest or other moneys under this Agreement is absolute and unconditional. It is not in any way affected by any liability of a Participant, contingent or otherwise, under this indemnity,

                  (c) If a Reliquefication Bill is presented to the Borrower and the Borrower discharges it by payment, the amount of that payment will be taken to have been applied against the moneys outstanding under this Agreement to that Participant.

STAMP DUTY ON RELIQUEFICATION BILLS

         9.8 Each Participant shall pay any stamp duty on Reliquefication Bills requested by it.

10 LETTER OF CREDIT FACILITY

ISSUE OF LETTERS OF CREDIT

         10.1 Subject to this Agreement, whenever the Borrower gives a Drawdown Notice requesting a Letter of Credit:

                  (a)      the Agent shall promptly notify the Participants;

                  (b) by 11.00 am (Sydney time) on the second Business Day before each Drawdown Date each Participant shall authorise the Agent to execute and issue on its behalf the Letter of Credit or Letters of Credit requested in the relevant Drawdown Notice or such other time as the Agent agrees;

                  (c) that authorisation must be substantially in the form of annexure C and must be given by facsimile or other means acceptable to the Agent; and

                  (d) if it receives those authorisations, on that Drawdown Date the Agent shall issue the Letter of Credit or Letters of Credit on behalf of the Participants in their respective Shares.

FORM

         10.2 Each Letter of Credit must be substantially in the form of annexure D or in any other form agreed by the Agent, the Borrower and the Participants.

NUMBER

         10.3 No more than eight Letters of Credit may be outstanding under this Agreement at any one time.

EXPIRY DATE

         10.4 Each Letter of Credit will expire on the day specified in the relevant Drawdown Notice, which day must be no later than the earlier of:

                  (a) where relevant, within 14 days after the final maturity date of the relevant Secured Financing; and

                  (b)      the last day of the Availability Period for the LC
                           Facility.

AMOUNT

         10.5 The principal amount of any Letter of Credit must be a minimum of $100,000 and must not cause a breach of the limit in clause
                  2.1 and, in the case of a Letter of Credit which secures Secured Financing, must not exceed the maximum liability of the Borrower for repayment of principal under that Secured Financing.

SECURED FINANCING

         10.6     (a)      The Borrower shall ensure that it is a term of any
                           Secured Financing that at any time after a declaration by the Agent under clause 16.2(a) all money owing under that Secured Financing (whether actually or contingently) will be immediately due and payable upon written request by the Agent (acting on the instructions of the Majority Participants) to the Beneficiary.

                  (b) The Borrower must advise the Agent of the terms and conditions of the Secured Financing.

PARTICIPANT AS BENEFICIARY

         10.7 A Participant may be a Beneficiary of a Letter of Credit. In that case, when demand is made by it under the Letter of Credit, it will be deemed to have made a payment equal to its Share of the amount of the demand.

AGENT'S AUTHORITY

         10.8 Each Participant irrevocably authorises the Agent to execute and issue Letters of Credit on its behalf and in its name in accordance with this clause. The Agent may rely on any facsimile or other communication that it believes genuine.

NOTIFICATION OF ISSUE

         10.9 The Agent shall promptly inform the other Participants of the issue of any Letter of Credit.

DRAWINGS PROCEDURE

         10.10    (a)      The Agent shall give each Participant prompt notice
                           of any claim under any Letter of Credit. That notice will include or have attached the form of the claim and its annexures and specify the amount claimed from that Participant.

                  (b) Each Participant shall pay the Agent the amount payable by that Participant under the Letter of Credit as soon as practicable and no later than the next Business Day.

RECOVERY BY AGENT

         10.11    (a)      Unless it has received notice to the contrary, the
                           Agent may assume that each Participant will pay the full amount payable by it under clause 10.10(b). In reliance on that assumption it may pay that amount to the Beneficiary under the Letter of Credit. It need not do so.

                  (b) If that amount is paid by the Agent but is not paid by the Participant:

                           (i)      the Agent may recover it from the
                                    Participant with interest, which will accrue at the rate determined by the Agent, in accordance with its usual practice, as the rate for advances of similar duration and amount to banks and financial institutions of the standing of the Participant; and

                           (ii) so long as and to the extent that it is not paid by the Participant the Agent may recover it from the Borrower under clause
                                    10.13 as if it were a Participant and the relevant amount had been paid by it as a Participant under the Letter of Credit.

                  The Agent may make simultaneous claims under sub-paragraphs
                  (i) and (ii) but, with the exception of accrued interest, amounts paid under one will commensurately reduce the amount payable under the other.

PAYMENT OF SECURED FINANCINGS BY GROUP MEMBER

         10.12 The Group Members shall pay all principal, interest and other amounts when due and payable under or in relation to each Secured Financing.

INDEMNITY

         10.13    (a)      (PAYMENT) On demand the Borrower shall pay to the
                           Agent in the currency of the relevant Letter of Credit for the account of each Participant all amounts paid or required to be paid by that Participant under any Letter of Credit together with interest from the date of payment under the Letter of Credit calculated as specified in clause 18.

                  (b) (GENERAL INDEMNITY) On demand the Borrower shall indemnify each Participant and the Agent against any loss, cost, charge, liability or expense sustained or incurred in relation to any Letter of Credit or as a direct or indirect consequence of any claim made or purported to be made under any Letter of Credit, or anything done by any person who is, or claims to be, entitled to the benefit of a Letter of Credit, other than any loss, cost, charge, liability or expense sustained or incurred by or because of the wilful misconduct or gross negligence of the Agent or any Participant.

OBLIGATIONS UNCONDITIONAL

         10.14 The Borrower's obligations under clause 10.13 are absolute and unconditional. They will not be subject to any reduction, termination or other impairment by any set-off, deduction, abatement, counterclaim, agreement, defence, suspension, deferment or otherwise and the Borrower will not be released, relieved or discharged from any obligations under this Agreement, nor will such obligations be prejudiced or affected, for any reason including without limitation:

                  (a) any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

                  (b) any failure by any Participant or the Agent to enquire whether any cable or facsimile has been inaccurately transmitted or received for any cause or has been sent by an unauthorised person;

                  (c) the impossibility or illegality of performance of or any invalidity of or affecting any Transaction Document, any Secured Financing or any Letter of Credit or any other agreement;

                  (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of any Transaction Document, any Secured Financing or any other document delivered pursuant to any Transaction Document;

                  (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

                  (f) any time, waiver or other indulgence granted by any Participant or the Agent,

                  except to the extent arising from the wilful misconduct or gross negligence of the Agent or any Participant. Neither the Agent nor the Participants are liable or under any duty to enquire in respect of any of the matters mentioned in the above paragraphs.

INDEMNITY FROM PARTICIPANTS TO AGENT

         10.15 Each Participant shall indemnify the Agent (in that capacity only) rateable in accordance with its respective Commitment for any loss, cost, charge, liability or expense the Agent may sustain or incur in relation to or as a direct or indirect consequence of the issue of a Letter of Credit on that Participant's behalf except to the extent arising from the wilful misconduct, fraud or gross negligence of the Agent.

11 PAYMENTS

MANNER

         11.1 The Borrower and each Guarantor shall make all payments under any Transaction Document in Same Day Funds by 11 am (Sydney time) on the due date to the address for service of notices of the Agent, or to the account specified by the Agent from time to time in respect of that currency, without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (other than any Excluded Tax) or otherwise.

PAYMENT TO BE MADE ON BUSINESS DAY

         11.2 Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

DISTRIBUTION BY AGENT

         11.3 Unless any Transaction Document expressly provides otherwise, the Agent shall promptly distribute amounts received under any Transaction Document for the account of the Participants rateably among them and in like funds as they are received by the Agent. To make any distribution the Agent may buy and sell currencies in accordance with its normal procedures.

APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

         11.4 Where amounts required to be distributed by the Agent under clause 11.3 on any day are not sufficient to make all the payments required, those amounts will be appropriated between principal, interest and other amounts then payable as the Agent determines. This appropriation will override any appropriation made by the Borrower. Without limitation the Agent may appropriate amounts first in payment of amounts payable to it by way of indemnity or reimbursement.

UNANTICIPATED DEFAULT

         11.5     (a)      (ASSUMPTION AS TO PAYMENT) The Agent may assume that
                           a party ("PAYER") due to make a payment for the account of another party ("RECIPIENT") makes that payment when due unless the Payer notifies the Agent at least one
                           Business Day before the due date that the Payer will not be making the payment.

                  (b) (RELIANCE ON ASSUMPTION) In reliance on that assumption, the Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

                  (c) (RECOUPMENT) If the Payer does not in fact make the assumed payment, the Recipient shall repay the Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer's liability will be to the Agent in the Agent's own right.

                  (d) (INTEREST) If the Payer is the Borrower or a Guarantor any interest on the amount of the assumed payment accruing before recovery will belong to the Agent. If the Payer is a Participant that Participant shall pay interest on the amount of the assumed payment at the rate determined by the Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Participant.

ROUNDING

         11.6 In making any allocation or appropriation under any Transaction Document the Agent may round amounts to the nearest dollar.

WITHHOLDING TAX

         11.7 Each of the parties acknowledge that if a law requires the Borrower to withhold or deduct Taxes from a payment in respect of interest by the Borrower to the Agent for and on behalf of Credit Lyonnais S.A. ("RELEVANT PAYMENT"), the Borrower:

                  (a) agrees to increase the amount payable to the Agent with respect to the Relevant Payment by an amount equal to two-thirds of the amount of withholding or deduction in respect of Taxes in relation to that Relevant Payment;

                  (b)      must make the deduction for Tax; and

                  (c) must pay the fall amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the Agent.

         11.8 Each of the parties agree that the operation of clause 11.3 is varied where the Agent receives an amount from the Borrower under clause 11.7(a) ("RELEVANT AMOUNT"). If the Agent receives the Relevant Amount, the Agent must pay:

                  (a)      the Relevant Amount to Credit Lyonnais S.A.; and

                  (b) the balance of the amount paid by the Borrower to the other Participants in accordance with clause 11.3.

12 CHANGES IN LAW

INCREASED COSTS

         12.1     Whenever any Indemnified Party determines that:

                  (a) the effective cost to the Indemnified Party of making, funding or maintaining any Segment, any Letter of Credit or its Commitment is increased in any way;

                  (b) any amount paid or payable to the Indemnified Party or received or receivable by the Indemnified Party, or the effective return to the Indemnified Party or any of its holding companies, under or in respect of any Transaction Document is reduced in any way;

                  (c) the return of the Indemnified Party or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Indemnified Party or the holding company to any Segment, any Letter of Credit or its Commitment is reduced in any way; or

                  (d) insofar as any relevant law, official directive or request relates to or affects its Commitment, any Segment, any Letter of Credit or the Transaction Documents, the overall return on capital of the Indemnified Party or any of its holding companies is reduced in any way, as a result of any change in, any making of, or any change in the interpretation or application by any Governmental Agency of, or compliance with, any law, official directive or request, then:

                  (e) that Indemnified Party will use reasonable endeavours to notify the Borrower promptly of any event which it reasonably believes is likely to have the above effect;

                  (f) (when it has calculated the effect of the above and the amount to be charged to the Borrower under this clause) that Indemnified Party shall promptly notify the Borrower of those calculations (with reasonable details of calculations on request by the Borrower); and

                  (g) on demand from time to time the Borrower shall pay for the account of the Indemnified party the amount certified by an Authorised Officer of the Indemnified Party to be necessary to compensate the Indemnified Party or the relevant holding company (as the case may be) for the increased cost or the reduction. That certificate is conclusive.

                  Without limiting the above in any way, this clause applies:

                  (h) to any law, official directive or request with respect to Taxation except an Excluded Tax or on reserve, liquidity, capital adequacy, special deposit or similar requirements;

                  (i) to official directives or requests which do not have the force of law where it is the practice of responsible bankers or financial institutions in the country concerned to comply with them; and

                  (j) where the increased cost or the reduction arises because the relevant Indemnified Party or any of its holding companies is restricted in its capacity to enter other transactions, is required to make a payment, or forgoes or earns reduced interest or other return on any capital or on any sum calculated by reference in any way to the amount of any Segment, any Letter of Credit, its Commitment or to any other amount paid or payable or received or receivable under any Transaction Document or allocates capital to any such sum.

MINIMISATION

         12.2     (a)      (NO DEFENCE) It will not be a defence that any cost,
                           reduction or payment referred to in this clause could have been avoided.

                  (b) (NEGOTIATION) At the request of the Borrower the Agent and any relevant Participant shall negotiate in good faith with the Borrower with a view to finding a way of minimising any cost, reduction or payment or the effect of any unlawfulness or impracticability referred to in clause 12.5.

SURVIVAL OF OBLIGATIONS

         12.3 This clause survives the repayment of any relevant Segment, Letter of Credit or Principal Outstanding and the termination of this Agreement.

PREPAYMENT ON INCREASED COSTS

         12.4     (a)      Within 60 days after the Borrower receives a notice
                           under clause 12.1(e), the Borrower may notify the relevant Participant through the Agent that it wishes to prepay the Participant's participation in any Segment affected or cancel any Letter of Credit affected (if that Letter of Credit has not been drawn on).

                  (b) The notification will be irrevocable. In the case of the Cash Advance Facility, the Borrower shall prepay in accordance with it on the last day of the relevant Funding Period or Funding Periods current when the notification is given. In the case of the LC Facility, the Borrower shall procure the release and return of the relevant Letter of Credit by the Beneficiary to the Agent and if that Letter of Credit has not been drawn on, the Agent will cancel it.

ILLEGALITY

         12.5 If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for any Participant to make, fund or maintain the advances or accommodation required under this Agreement:

                  (a) that Participant may terminate its Commitment by notice to the Borrower;

                  (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower shall:

                           (i) in the case of the Cash Advance Facility, prepay that Participant's participation in the Principal Outstanding; or

                           (ii) in the case of a Letter of Credit, the Borrower will procure the cancellation and return to the Agent of the relevant Letter of Credit and pay to the Agent for the account of the Participants the total face amount of any relevant outstanding Letters of Credit, together with all interest, fees and other amounts payable to that Participant under this Agreement, on the date which is the earlier of:

                           (iii) 10 Business Days after the Borrower became aware of the requirement to repay; and

                           (iv) the last day permitted under the relevant law or treaty; and

                  (c) the Borrower (if relevant) procure the cancellation and return of the relevant Letter of Credit and shall make the prepayment immediately or, if in the opinion of the relevant Participant delay in prepayment is permitted by the law or treaty, or will not cause a breach of the law or treaty, on the latest permitted day.

13 CONDITIONS PRECEDENT

                  The obligations of each Participant or the Agent to make available each Segment or any Letter of Credit are subject to the further conditions precedent that:

                  (a) (REPRESENTATIONS TRUE) the representations and warranties by the Borrower and each Guarantor in the Transaction Documents are true as at the date of the relevant Drawdown Notice and the relevant Drawdown Date as though they had been made at that date in respect of the facts and circumstances then subsisting;

                  (b)      (NO DEFAULT)

                           (i) no Event of Default is subsisting at the date of the relevant Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Segment or amount; and

                           (ii) in the case of a Drawdown Notice, no Potential Event of Default is subsisting at the date of the Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Segment or amount;

                  (c) (AUTHORISATION) all necessary Authorisations for the provision of that Segment or amount have been obtained: and

                  (d) (MATERIAL ADVERSE CHANGE) there has been no change in the financial condition of the Relevant Companies or the Business which, in the reasonable opinion of the Agent acting on the instructions of the Majority Participants, may have a Material Adverse Effect.

14 REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES

         14.1 The Borrower and each Guarantor makes the following representations and warranties:

                  (a) (STATUS) It is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

                  (b) (POWER) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

                  (c) (CORPORATE AUTHORISATIONS) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

                  (d) (DOCUMENTS BINDING) Subject to general principles of equity and laws affecting creditors' rights generally:

                           (i) each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration; and

                           (ii) subject to the relevant assumptions and qualifications made in the legal opinions referred to in clause 2.1(e) of the Deed of Assignment, each Charge and any Collateral Security is valid security over the Mortgaged Property with the priority stated.

                  (e) (TRANSACTIONS PERMITTED) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any material respect a provision of:

                           (i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

                           (ii) its memorandum or articles of association or other constituent documents; or

                           (iii) any other document or agreement which is binding on it or its assets.

                           and, except as provided by the Transaction Documents, did not and will not:

                           (iv) create or impose a Security Interest on any of its assets; or

                           (v) allow a person to accelerate or cancel an obligation with respect to Financial Indebtedness or Leases, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Financial Indebtedness, whether immediately or after notice or lapse of time or both.

                  (f)      (ACCOUNTS)

                           (i) Its most recent consolidated and, in relation to each financial year ending after 31 December 2003, unconsolidated audited Accounts give a true and fair view of the matters with which they deal.

                           (ii) There has been no subsequent change in its and its Subsidiaries' state of affairs which is likely to have a Material Adverse Effect, which has not been notified to the Agent in writing prior to the date of this agreement or is not contained in the Ferrier Hodgson Review.

                           (iii) Those Accounts are prepared consistently with past practice of the Group and comply with current accounting practice except to the extent disclosed in them and with all applicable laws.

                           (iv) All material Financial Indebtedness, Leases and other material contingent liabilities are disclosed in those Accounts.

                           (v) No Relevant Company has executed a Guarantee for the purpose of obtaining an order under section 313 of the Corporations Act or an equivalent provision or for the purpose of complying with any such order.

                  (g) (NO LITIGATION) To the best of its knowledge, information and belief no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which if adversely determined is likely to have a Material Adverse Effect, which has not been notified to the Agent in writing prior to the date of this agreement or is not contained in the Ferrier Hodgson Review.

                  (h)      (NO DEFAULT)

                           (i) It is not and none of its Subsidiaries is in material default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Financial Indebtedness or is material.

                           (ii) Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both, and which is subsisting.

                  (i) (AUTHORISATIONS) Each Authorisation which is required in relation to:

                           (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

                           (ii) the validity and enforceability of those documents and the effectiveness or priority of the Charge or any Collateral Security; and

                           (iii)    its business as now conducted or
                                    contemplated and which is material
                                    (including, without limitation, under
                                    Environmental Law),

                           has been obtained or effected. Each is in full force and effect. It has complied with each of them. It has paid all applicable fees for each of them.

                  (j) (NO MISREPRESENTATION) All information provided by it to the Agent and the Participants is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Transaction Documents, was or is materially misleading, by omission or otherwise.

                  (k) (AGREEMENTS DISCLOSED) Each document or agreement which is material to the Transaction Documents or the ability of a Relevant Company to perform its obligations under a Transaction Document, or which has the effect of varying a Transaction Document, has been disclosed to the Agent in writing.

                  (l) (COPIES OF DOCUMENTS) All copies of documents (including its latest audited Accounts and all Authorisations) given by it or on its behalf to the Agent are true and complete copies. Those documents are in full force and effect.

                  (m)      (TITLE AND FINANCIAL INDEBTEDNESS)

                           (i) It is the sole beneficial owner of the Mortgaged Property purported to be charged or mortgaged by it and all material assets included in its latest audited Accounts free of any other third party right or interest whatever other than as permitted by clause 15.1(f).

                           (ii) None of its or its Subsidiaries' assets is subject to a Security Interest which is not permitted by clause 15.1(f).

                  (n) (LAW) It and each of its Subsidiaries has complied with all laws (including any Environmental Law) binding on it where breach may have a Material Adverse Effect.

                  (o) (ENVIRONMENTAL LAW) No act or omission has occurred and there is no circumstance relating to the Mortgaged Property or its business or the assets or business of any of its Subsidiaries, or the Business, which has given rise or may give rise to:

                           (i) a substantial claim against it or any of its Subsidiaries;

                           (ii) a requirement of substantial expenditure by it or any of its Subsidiaries; or

                           (iii)    a requirement that it or any of its
                                    Subsidiaries ceases or substantially alters an activity,

                           under Environmental Law to the best of the knowledge, information and belief of the Borrower and each Guarantor.

                           Without limitation none of its assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed by all relevant laws and Authorisations.

                  (p) (TRUST) It does not hold any assets as the trustee of any trust other than:

                           (i) any implied, constructive or resulting trust which arises as part of the ordinary course of its business; and

                           (ii) any superannuation trust which has been notified to the Agent.

                  (q) (CORPORATE TREE) The corporate structure set out in annexure G is true and correct.

                  (r) (SUBSIDIARIES) It has no Subsidiaries at the date of this Agreement except for any Guarantor and as disclosed in paragraph (q) and shown in annexure G.

                  (s) (FINANCIAL INDEBTEDNESS) At the date of this Agreement it has no Financial Indebtedness except as disclosed in annexure E.

                  (t) (TAXES) It has punctually paid all Taxes owing by it other than Taxes which are being contested in good faith.

                  (u) (SOLVENCY) As a consequence of entering into the Deed of Assignment and Shareholders Agreement, there are no reasonable grounds to suspect that it is unable to pay its debts existing at the Effective Date (including using the proceeds of other financial accommodation) as and when they become due and payable.

                  (v) (NO BENEFIT TO RELATED PARTY) It has not and will not contravene section 208 or section 209 of the Corporations Act by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document.

RELIANCE ON REPRESENTATIONS AND WARRANTIES

         14.2 The Borrower and each Guarantor acknowledges that the Agent and the Participants have entered the Transaction Documents in reliance on the representations and warranties in this clause.

REPETITION FOR GUARANTORS

         14.3 On the accession of any Guarantor under clause 33, the representations and warranties in clause 14.1 (other than (s)) will automatically be repeated in relation to that Guarantor by that Guarantor.

15 UNDERTAKINGS

GENERAL UNDERTAKINGS

         15.1 The Borrower and each Guarantor undertakes to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

                  (a) (CORPORATE REPORTING AND INFORMATION) It will provide to the Agent in sufficient copies for the
                           Participants:

                           (i)      (ANNUAL ACCOUNTS) as soon as practicable:

                                    (A)      (but no later than 140 days) after
                                             the close of its financial year
                                             2003 a copy of its consolidated
                                             audited Accounts;

                                    (B)      (but no later than 120 days) after
                                             the close of each of its financial
                                             years after 2003, copies of its
                                             consolidated audited Accounts; and

                                    (C)      (but no later than 150 days), in
                                             relation to each financial year
                                             ending after 31 December 2003,
                                             copies of unconsolidated audited
                                             Accounts,

                                    in respect of that financial year including balance sheets, cashflow and profit and loss statements (or any later date with the consent of the Agent, such consent not to be unreasonably withheld where the Borrower has been given an extension of time to file its annual Accounts with the relevant Governmental Agency);

                           (ii) (HALF YEARLY REPORTS) as soon as practicable (but within 30 days after the end of the first 6 months of each financial year) copies of LM Australia and LM Taiwan's unconsolidated and the LM Group's consolidated half yearly management reports including balance sheets, cashflow and profit and loss statements and summary of cash flow, adjusted forward cash flow for the next quarter and a statement that LMPS, American Banknote New Zealand Limited and any other Group Member are not trading;

                           (iii) (BUDGET AND BUSINESS PLAN) at least 30 days before the end of the previous financial year, the Budget and Business Plan for LM Australia, LM Taiwan and the Group;

                           (iv) (NARRATIVE) if a Line Item in any annual Account provided under sub-paragraph (i), half-yearly report provided under sub-paragraph (ii), monthly report provided under sub-paragraph (ix) or quarterly report provided under paragraph (b), varies by 10% or more from the same Line Item in the relevant budget provided under sub-paragraph
                                    (iii), a narrative explaining the reason for that variance;

                           (v) (RATIOS) at the time it provides the Accounts referred to in sub-paragraphs (i),
                                    (ii) and (ix) and paragraph (b), a
                                    certificate signed by the managing director and chief financial officer of the Borrower at that time which certifies whether in their opinion the Group Members have complied with the financial undertakings in clause 15.3 and which details the figures and calculations supporting the certificate;

                           (vi) (DOCUMENTS ISSUED TO SHAREHOLDERS) promptly, all documents which applicable law requires it to issue to its shareholders, debenture holders or holders of other Marketable Securities issued by it;

                           (vii) (LITIGATION) promptly, written particulars of:

                                    (A)      in the case of litigation,
                                             arbitration, Tax claim,
                                             administrative or other proceeding
                                             in relation to the Mortgaged
                                             Property or it or its Subsidiaries,
                                             any claim exceeding $100,000; and

                                    (B)      in the case of a dispute, any claim
                                             exceeding $500,000,

                                    or, in each case, its equivalent other than a claim for worker's compensation;

                           (viii) (GOVERNMENTAL AGENCY) promptly, any notice, order or material correspondence from or with a Governmental Agency relating to the Mortgaged Property or its use or the Business which may have a Material Adverse Effect;

                           (ix) (MONTHLY REPORTS) within 15 Business Days after the end of each month, monthly management accounts for the LM Australia, LM Taiwan and LM Group including:

                                    (A)      financial covenant calculations in
                                             relation to the Group;

                                    (B)      balance sheet;

                                    (C)      profit and loss statement;

                                    (D)      cashflow statement in the form set
                                             out in annexure H, in relation to
                                             the LM Australia from the Effective
                                             Date and in relation to LM Taiwan
                                             and LM Group from 1 July 2004; and

                                    (E)      an executive summary:

                                             (aa)     comparing the monthly
                                                      financial results to the
                                                      Cash Flow Projections
                                                      (including an explanation
                                                      of any material
                                                      variances); and

                                             (ab)     detailing the progress
                                                      made in achieving targets
                                                      set out in the Profit
                                                      Improvement Plan
                                                      (including an explanation
                                                      of any material
                                                      variances);

                           (x) (OTHER INFORMATION) promptly, any other information in relation to the Mortgaged Property or its or its Subsidiaries' financial condition or business which the Agent may reasonably request: and

                  (b) (QUARTERLY ACCOUNTS) within 15 Business Days after the end of each calendar quarter (or such other time as agreed by the Borrower and the Agent), quarterly management accounts for the Borrower and its Subsidiaries, in a form approved by the Board, which (until the Board decides otherwise) will include the following:

                           (i) a copy of the operating forecast for the current calendar quarter for the Group, LM Taiwan and the SDL Division and Cards and ID Systems Division of LM Australia in the form set out in annexure I and attaching an executive summary; and

                           (ii) a forecast cash flow statement for LM Australia and from 1 July 2004 LM Taiwan in the form of annexure I for the current calendar quarter.

                  (c) (ACCOUNTING PRINCIPLES) It will ensure that the Accounts provided to the Agent under paragraph (a):

                           (i) comply with current accounting practice (including international accounting standards adopted in Australia) except to the extent disclosed in them and with all applicable laws; and

                           (ii) give a true and fair view of the matters with which they deal.

                  (d) (AUTHORISATIONS) It will ensure that each Authorisation required for:

                           (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

                           (ii) the validity and enforceability of those documents and the effectiveness and priority of the Charge or any Collateral Security; and

                           (iii) the carrying on by it and its Subsidiaries of its and the Business as now conducted or contemplated (including under Environmental
                                    Law),

                           is obtained and promptly renewed and maintained in full force and effect. It will pay all applicable fees for them. It will provide copies promptly to the Agent when they are obtained or renewed upon the request of the Agent.

                  (e) (NOTICE TO AGENT) It will notify the Agent as soon as it becomes aware of:

                           (i)      any Event of Default or Potential Event of
                                    Default;

                           (ii) any proposal by a Governmental Agency to acquire compulsorily any of the Mortgaged Property or the whole or a substantial part of its or any of its Subsidiaries' assets or business;

                           (iii) any substantial dispute between it or any of its Subsidiaries and a Governmental Agency;

                           (iv) any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Agent, evidence satisfactory to the Agent of the authority of any Authorised Officer;

                           (v)      any change in its senior management; and

                           (vi) any representation given under clause 14 that is incorrect or misleading when made or repeated.

                  (f) (DISPOSAL OF ASSETS) It will not sell or otherwise dispose of, part with possession of, or create an interest in, any of the Mortgaged Property or all or a substantial part of its assets or agree or attempt to do so (whether in one or more related or unrelated transactions) except (and in the case of the Mortgaged Property, subject to the Charge and any Collateral Security):

                           (i)      as permitted by paragraph (g);

                           (ii) disposals of assets in exchange for other assets comparable in value (other than a factoring on recourse terms or a sale and Lease back or similar transaction); and

                           (iii)    disposals in the ordinary course of
                                    day-to-day trading at arm's length for
                                    valuable commercial consideration of:

                                    (A)      stock in trade; or

                                    (B)      any other single asset having a
                                             book value less than or equal to
                                             $500,000 or where total net book
                                             value of that asset and all such
                                             other assets of the Group so
                                             disposed of in any calendar year
                                             does not exceed $1,500,000; or

                           (iv) in the case of disposals of assets at arm's length, where the proceeds from such disposals are used to repay Principal Outstanding.

                           Where a Subsidiary issues shares and its holding company does not acquire all the shares, or (as the case may be) a rateable portion of those shares according to its then shareholding, the holding company will be taken to have disposed of the shares it does not acquire.

                  (g) (NEGATIVE PLEDGE) It will not create or allow to exist a Security Interest over its assets other than:

                           (i)      the Charge or any Collateral Security;

                           (ii) a lien arising by operation of law in the ordinary course of day-to-day trading and not securing Financial Indebtedness where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith; and

                           (iii)    a right of set off arising out of a
                                    banker/customer relationship or implied by operation of law arising in the ordinary course of its business.

                  (h) (SECURITY DEPOSIT) It will not deposit or lend money on terms that it will not be repaid until its or another person's obligations or indebtedness are performed or discharged. It will not deposit money with or lend money to a person (other than an Indemnified Party) to whom it is, or is likely to become, actually or contingently indebted except with a bank or other financial institution in the ordinary course of its business.

                  (i) (TITLE RETENTION) It will not enter into an agreement with respect to the acquisition of assets on title retention terms except in the ordinary course of day-to-day trading.

                  (j) (SALE AND LEASE BACK) It will not sell or otherwise dispose of any of its assets (other than Permitted Sale Assets) to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be Leased to a Relevant Company or its Associate.

                  (k) (PARTNERSHIP AND JOINT VENTURES) Without the Agent's prior written consent (such consent not to be unreasonably withheld), it will not enter into a partnership or joint venture with another person if the aggregate investment of the Group Members in, or the amount of any contractual undertaking of liability in any partnership or joint venture at the relevant date is, or would upon entering into that partnership or joint venture be, greater than $1,000,000.

                  (l) (CORPORATE EXISTENCE) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

                  (m) (COMPLIANCE WITH LAW) It will comply fully with all laws binding on it where non-compliance is reasonably likely to have a Material Adverse Effect.

                  (n) (PAY TAXES) It will pay all Taxes payable by it when due, but:

                           (i) it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay those Taxes may have a Material Adverse Effect; and

                           (ii) it will pay contested Taxes which it is liable to pay on the final determination or settlement of the contest.

                  (o)      (COMMERCIAL DEALINGS)

                           (i) It will not deal in any way with any person except at arms' length in the ordinary course of business for valuable commercial consideration.

                           (ii) It will obtain a fair market rent or licence fee for any Lease granted by it in respect of any Mortgaged Property.

                           (iii) It will ensure that all sales by a Relevant Company of its products are made on terms that not more than six months' credit after delivery is granted for the purchase price.

                  (p) (DISTRIBUTIONS) It will not declare or make or carry into effect any Distribution (whether in cash or in kind and whether out of capital, profits, surplus or reserves) (other than a Distribution made to the Borrower or a Guarantor) in any period.

                  (q)      (FINANCIAL ASSISTANCE) It will not:

                           (i) advance money or make available financial accommodation to or for the benefit of; or

                           (ii) give a Guarantee or Security Interest in connection with an obligation or liability of,

                           any person, but it may:

                           (iii) deposit funds with a bank in the ordinary course of its business unless it owes Financial Indebtedness to that bank and the bank is not an Indemnified Party or a Beneficiary; and

                           (iv) issue secured performance Guarantees with respect to the obligations of other Group Members in the ordinary course of business where the aggregate maximum liability under all such Guarantees given by Group Members outstanding at any time does not exceed $3,000,000;

                           (v) issue unsecured performance Guarantees with respect to the obligations of other Group Members in the ordinary course of business;

                           (vi) allow its customers to acquire goods and services on extended terms in the ordinary course of trading;

                           (vii) enter into foreign exchange and interest rate hedging arrangements in good faith on normal commercial terms at arm's length in the ordinary course of business and meet margin requirements under those arrangements;

                           (viii)   enter into the Transaction Documents; and

                           (ix) advance money or make available financial accommodation to or for the benefit of:

                                    (A)      the Borrower or a Guarantor; or

                                    (B)      individual employees up to a
                                             maximum amount of $10,000, where
                                             the aggregate amount of all such
                                             financial accommodation does not
                                             exceed $50,000,

                                    in the ordinary course of business.

                  (r) (BUSINESS CONDUCT) It will carry on and conduct its business in a proper and efficient manner. It will not cease or materially change its business or the Business, except as provided in the Business Plan or as agreed to by the Board. It will not, and will ensure that each Relevant Company will not, take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of the Business or the business of the Group taken as a whole, except as provided in the Business Plan.

                  (s) (FINANCIAL INDEBTEDNESS) It will not incur any Financial Indebtedness except:

                           (i)      under the Transaction Documents;

                           (ii)     to any person who has given a Satisfactory
                                    Charge;

                           (iii)    Secured Financing;

                           (iv) if that Financial Indebtedness is unsecured and, after it incurs that Financial Indebtedness, the aggregate unsecured Financial Indebtedness of the Group would not exceed $500,000; or

                           (v) to a person who has entered into foreign exchange or interest rate hedging agreements referred to in paragraph (p)(vi).

                           For the avoidance of doubt, the Borrower and each Guarantor is permitted to enter into finance and operating leases in the ordinary course of business.

                  (t)      (SUBSIDIARIES)

                           (i) It will not create or acquire a Subsidiary unless at the time of becoming a Subsidiary the Subsidiary becomes a Guarantor pursuant to clause 33 and gives a Satisfactory Charge.

                           (ii) It will ensure that each of its Subsidiaries complies with paragraphs (e) to (w) inclusive as if binding on each of them and as if references to it were to the Subsidiary.

                  (u) (RATIFICATION) As shareholder of any Relevant Company, it ratifies and confirms the execution, delivery and performance by each Relevant Company of each Transaction Document. It will be taken to have ratified and confirmed the execution, delivery and performance of each Satisfactory Charge and each Guarantor Accession Deed to which any entity of which it is a shareholder is at any time expressed to be party.

                  (v) (ACQUISITIONS) It will not acquire or establish any business or acquire any shares in any person other than a Relevant Company.

                  (w) (CAPITAL EXPENDITURE) It will not incur capital expenditure:

                           (i) during the financial year ending 31 December 2004, in excess of A$2,850,000; and

                           (ii) each financial year ending thereafter, in excess of A$3,350,000.

                           without the approval of the Agent such approval not to be unreasonably withheld. If the Agent does not respond to a request for additional capital expenditure within 30 days of the request being received by the Agent, the Agent's consent will be deemed to have been given. The capital expenditure amounts referred to in this sub-clause (w) are in addition to the capital expenditure amounts included in the Profit Improvement Plan and the buying out of leases, and assets financed by lease.

                  (x) (RETENTION ACCOUNT OFFSET) In the case of LM Australia, it will ensure that, for the purposes of calculating interest payable under the Working Capital Account, the Working Capital Account Bank offsets any positive balance in the Retention Account against any debit balances outstanding under the Working Capital Account.

                  (y) (JOINT VENTURE NOTICES) It will provide to the Agent any copies of material notices that are received in relation to the JV.

                  (z) (SENIOR MANAGEMENT EMPLOYMENT CONTRACTS) The Borrower will notify the Agent of the employment of any key executives.

                           If David Head resigns, chooses not to renew his contract or becomes unable to carry out the role due to death or disability ("CEO EVENT"), the Borrower will:

                                    (A)      immediately notify the Agent of the
                                             CEO Event; and

                                    (B)      use all reasonable efforts to
                                             appoint a successor chief executive
                                             officer within 6 months of the CEO
                                             Event (or such longer period with
                                             the consent of the Agent such
                                             consent not to be unreasonably
                                             withheld) and such chief executive
                                             officer to be approved by the
                                             Majority Participants (acting
                                             reasonably).

                  (aa) (CHANGE IN CORPORATE STRUCTURE) If there is a change in the corporate structure of the Group, the Borrower will promptly provide the Agent with an updated version of the corporate structure as set out in Annexure G.

UNDERTAKINGS RELATING TO MORTGAGED PROPERTY

         15.2 The Borrower and each Guarantor undertakes to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents otherwise.

                  (a)      (PAY OUTGOINGS)

                           (i) Subject to sub-paragraph (ii), it will promptly pay all outgoings payable by it in respect of the Mortgaged Property (including rent royalties and Taxes).

                           (ii) It need not pay outgoings which are being contested in good faith except where failure to pay may have a Material Adverse Effect.

                           (iii) It will pay contested outgoings which it is liable to pay on the final determination or settlement of the contest.

                           (iv) On request by the Agent it will immediately provide to the Agent evidence of every payment covered by this undertaking.

                  (b)      (MAINTENANCE)

                           (i) It will maintain the Mortgaged Property in a good state of repair and in good working order and condition.

                           (ii) On being reasonably required to do so by the Agent it will immediately amend every material defect in the repair and condition of the Mortgaged Property (fair wear and tear excepted).

                  (c)      (INSURANCE)

                           (i) (GENERAL OBLIGATION) In its name and in the name of the Agent on behalf of the Participants it will:

                                    (A)      insure and keep insured the
                                             Mortgaged Property which is of an
                                             insurable nature to the full
                                             replacement or re-instatement
                                             value; and

                                    (B)      take out and keep in force other
                                             insurance with respect to the
                                             Business, the Mortgaged Property
                                             and each business in which the
                                             Mortgaged Property is used
                                             (including any insurance reasonably
                                             requested by the Agent and public
                                             risk, worker's compensation,
                                             product liability, business
                                             interruption insurance and fidelity
                                             insurance),

                                    in the manner and to the extent:

                                    (C)      which the Agent determines
                                             reasonable and customary for a
                                             business enterprise engaged in a
                                             similar business and in a similar
                                             locality, and for property of the
                                             nature of the Mortgaged Property;
                                             or

                                    (D)      for so long as the Agent has made
                                             no determination or request under
                                             this sub-paragraph (i), which a
                                             business enterprise holding similar
                                             property, and engaged in a business
                                             in a similar locality, would
                                             prudently insure against.

                           (ii) (PAYMENT OF PREMIUMS) It will pay when due all premiums, commissions, levies, stamp duties, charges and other expenses necessary for taking out those insurance policies and keeping them in force.

                           (iii) (INSURERS) It will take out each insurance policy with independent and reputable insurers approved by the Agent located in jurisdictions approved by the Agent. The Agent will not unreasonably withhold that approval.

                           (iv) (INFORMATION) On request it will provide to the Agent certificates of currency in respect of all insurance policies, and other details on the insurance policies which the Agent requires.

                           (v) (ANNUAL REPORT) On or about each anniversary of the date of this Agreement it will provide to the Agent a report on those insurance policies at the date of the report and on claims and other material events with respect to those insurances during the previous twelve months.

                           (vi) (NO PREJUDICIAL ACTION) It will not do, permit, or omit to do, anything which may prejudice an insurance policy.

                           (vii) (CONTENTS OF POLICY) Without limiting sub-paragraph (i), it will ensure that each insurance policy is on terms and conditions satisfactory to the Agent (acting reasonably) and, without limitation, provides that:

                                    (A)      the Agent (on behalf of the
                                             Participants) is named as loss
                                             payee with respect to payments
                                             required under paragraph (B);

                                    (B)      if in any 12 month period claims
                                             under the policy exceed $250,000,
                                             proceeds in excess of that amount
                                             will be paid to the Agent;

                                    (C)      the insurer waives its right to set
                                             off or counter claim or to make any
                                             other deduction or withholding
                                             against the Agent and each person
                                             claiming under the Agent;

                                    (D)      all claims for insurance premiums,
                                             levies, stamp duties, charges or
                                             commissions against the Agent and
                                             each person claiming under the
                                             Agent are waived;

                                    (E)      the insurer will not terminate the
                                             policy unless the relevant default
                                             or breach remains unremedied for at
                                             least 14 days after notice by the
                                             insurer to the Agent specifying the
                                             default or breach;

                                    (F)      to the extent that the policy
                                             covers the interest of the Agent
                                             and the Participants the insurer
                                             will not refuse or reduce a claim
                                             or cancel or avoid the policy
                                             except where the right to do so
                                             results from the fraud of the Agent
                                             or a Participant; and

                                    (G)      a claim for replacement or
                                             re-instatement value will be paid
                                             even though the relevant asset is
                                             not replaced or re-instated.

                           (viii)   (REMEDY OF DEFAULT) If:

                                    (A)      it fails to take out or to keep in
                                             force an insurance policy;

                                    (B)      the Agent determines that the
                                             insurer may become entitled to
                                             cancel or avoid an insurance
                                             policy; or

                                    (C)      the Agent reasonably determines
                                             that the insurer under a policy may
                                             not be capable of meeting a claim,

                                    the Agent may do anything which it
                                    determines is advisable or necessary to take out or keep in force that policy or to take out a new policy complying with this clause at the cost of the Relevant Company and or in the name of the Relevant Company or the Participants or both. The Agent is not obliged to do anything under this sub-paragraph.

                           (ix) (ENFORCEMENT BY AGENT) It will do everything (including providing documents, evidence and information) necessary or desirable in the opinion of the Agent to enable the Agent to claim, and to collect or recover money due, under or in respect of, an insurance policy.

                           (x) (NOTICE OF CLAIMS) As soon as possible it will notify:

                                    (A)      each of:

                                             (aa)     the Agent; and

                                             (ab)     (when it is required,
                                                      or it is advisable to do
                                                      so) the relevant insurer,

                                             of any event which does or may give
                                             rise to a claim of $1,000,000 or
                                             its equivalent or more under an
                                             insurance policy; and

                                    (B)      the Agent of:

                                             (aa)     a cancellation, change or
                                                      reduction in an insurance
                                                      policy;

                                             (ab)     an insurance policy
                                                      becoming void or voidable;
                                                      or

                                             (ac)     any other material
                                                      circumstance or
                                                      correspondence relating to
                                                      an insurance policy.

                           (xi) (USE OF INSURANCE PROCEEDS) It will use the proceeds of all insurance policies received by it as follows:

                                    (A)      while an Event of Default subsists:

                                             (aa)     for a purpose described
                                                      in sub-paragraph (B); or

                                             (ab)     towards payment of the
                                                      Secured Moneys,

                                             at the option of the Agent; or

                                    (B)      if no Event of Default subsists:

                                             (aa)     to the extent necessary
                                                      towards replacement,
                                                      repair or reimbursement of
                                                      the Mortgaged Property;
                                                      and

                                            (ab)      to discharge the relevant
                                                      liability or to make good
                                                      the relevant loss covered
                                                      by the insurance policy.

                                    The Agent will make available all proceeds received by the Agent as and when the proceeds are actually required. The Relevant Company will apply any surplus to reduce the Secured Moneys.

                  (d)      (PRESERVATION AND PROTECTION OF SECURITY)

                           (i) It will promptly do everything necessary or reasonably required by the Agent:

                                    (A)      to preserve and protect the value
                                             of the Mortgaged Property; and

                                    (B)      to protect and enforce its title
                                             and the title of the Agent and the
                                             Participants as mortgagee to the
                                             Mortgaged Property.

                           (ii)     Without limiting the generality of
                                    sub-paragraph (i), it will not permit
                                    lodgement of a caveat forbidding the
                                    recording of an interest of it or the Agent or a Participant in the Mortgaged Property.

                           (iii) If a caveat is lodged (other than a caveat lodged by the Agent on behalf of the Participants) it will promptly do everything in its power to remove it.

                           (iv) The generality of this paragraph does not limit, nor is it limited by, the generality of any other paragraph of this clause.

                  (e) (OTHER SECURITY INTERESTS) It will comply fully with all Security Interests affecting the Mortgaged Property and the obligations secured by those Security Interests.

                  (f) (ENVIRONMENTAL LAW) It will maintain procedures which in the reasonable opinion of the Agent are adequate to monitor:

                           (i) its compliance with Environmental Law and Authorisations; and

                           (ii) circumstances which may give rise to a claim or to a requirement of substantial expenditure by it or of cessation or material alteration of its activity (PERILOUS CIRCUMSTANCES).

FINANCIAL UNDERTAKINGS

         15.3 The Borrower and each Guarantor undertake to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

                  (a)      It will ensure that the ratio of:

                           (i) EBITDA for the 12 month period immediately preceding the relevant Test Date; to

                           (ii) Interest Expense under this agreement paid or payable in cash during that period,

                           is not less than:

    THE                                              1 APRIL 2007
 EFFECTIVE                        1 APRIL 2006 TO    TO THE FINAL
DATE TO 31      1 APRIL 2005 TO      31 MARCH          MATURITY
MARCH 2005       31 MARCH 2006         2007              DATE
-----------------------------------------------------------------
   2:1                3:1               3:1              3:1
-----------------------------------------------------------------

                           In calculating the ratios in this clause 15.3 (a):

                           (iii) EBITDA will be calculated on a trailing 12 month basis; and

                           (iv)     Interest Expense will be calculated:

                                    (A)      until 31 March 2005 on an
                                             annualised basis using actual
                                             results for each month; and

                                    (B)      after that time, on a trailing 12
                                             month basis,

                  (b)      It will ensure that the ratio of:

                           (i)      Total Debt at each Test Date; to

                           (ii) EBITDA for the 12 month period immediately preceding the relevant Test Date is not greater than:

    THE                                              1 APRIL 2007
 EFFECTIVE                                           TO THE FINAL
DATE TO 31       1 APRIL 2005 TO   1 APRIL 2006 TO     MATURITY
APRIL 2005        31 MARCH 2006     31 MARCH 2007        DATE
-----------------------------------------------------------------
   4:1                3.5:1              3:1             3:1
-----------------------------------------------------------------

                           (i) In this clause 15.3(b) EBITDA will be calculated in accordance with clause 15.3
                                    (a)(i).

                  The financial undertakings in this clause 15.3 will be tested on each Test Date.

TERM OF UNDERTAKINGS

         15.4 Each undertaking in this clause continues from the date of this Agreement until the Secured Moneys are fully and finally repaid.

16 EVENTS OF DEFAULT

EVENTS OF DEFAULT

         16.1 Each of the following is an Event of Default (whether or not it is in the control of any Relevant Company).

                  (a) (OBLIGATIONS UNDER TRANSACTION DOCUMENTS) The Borrower or a Guarantor fails:

                           (i) to pay an amount payable by it under a Transaction Document when due (or, in relation to interest payments only, within 24 hours of the interest becoming due for payment);

                           (ii) to comply with any of its other obligations under a Transaction Document (except where that failure is a failure to pay an amount under clause 10.12, and that amount is less than $500,000) and, if in the opinion of the Agent that failure can be remedied within 10 Business Days, does not remedy the failure within 10 Business Days of notice from the Agent of that failure; or

                           (iii) to satisfy within the time stipulated any condition subsequent, anything which the Agent made a condition of its waiving compliance with a condition precedent or undertaking in a Transaction Document.

                  (b) (MISREPRESENTATION) A representation, warranty or statement by or on behalf of the Borrower or a Guarantor in a Transaction Document, or in a document provided under or in connection with a Transaction Document, is not true or is misleading when made or repeated such that it would have a Material Adverse Effect.

                  (c)      (CROSS DEFAULT)

                           (i) Financial Indebtedness or Leases (where the Lease relates to property with a value of $250,000 or more at the date of the Lease) of a Relevant Company in an aggregate amount equal to or greater than $1,000,000 or its equivalent:

                                    (A)      is not paid when due (or within an
                                             applicable grace period); or

                                    (B)      becomes due and payable before its
                                             stated maturity or expiry;

                           (ii) a facility or obligation granted or owed by a person to a Relevant Company to provide financial accommodation or to acquire or underwrite Financial Indebtedness aggregating to at least $250,000 or its equivalent is prematurely terminated except in the case

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                                                                              55

                                    of voluntary termination or as a result of termination by the lender due to illegality; or

                           (iii) an event of default as defined in another Transaction Document occurs.

                           For the purpose of this paragraph, if a person is required to provide cash cover for Financial Indebtedness as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Financial Indebtedness will be taken to be due and payable.

                  (d)      (ADMINISTRATION, WINDING UP, ARRANGEMENTS, INSOLVENCY
                           ETC.)

                           (i) An administrator of a Relevant Company is appointed.

                           (ii)     Except for the purpose of a solvent
                                    reconstruction or amalgamation previously approved by the Agent:

                                    (A)      an application (other than an
                                             application which is frivolous or
                                             vexatious and which is contested in
                                             good faith) or an order is made,
                                             proceedings are commenced, a
                                             resolution is passed or proposed in
                                             a notice of meeting or an
                                             application to a court or other
                                             steps are taken for:

                                             (aa)     the winding up,
                                                      dissolution or
                                                      administration of a
                                                      Relevant Company; or

                                             (ab)     a Relevant Company
                                                      entering into an
                                                      arrangement, compromise or
                                                      composition with or
                                                      assignment for the benefit
                                                      of its creditors or a
                                                      class of them,

                                             (other than applications,
                                             proceedings, notices and steps
                                             which are dismissed or withdrawn
                                             within 10 Business Days and which
                                             the Relevant Company contests in
                                             good faith during that period); or

                                    (B)      a Relevant Company ceases, suspends
                                             or threatens to cease or suspend
                                             the conduct of all or a substantial
                                             part of its business or disposes of
                                             or threatens to dispose of a
                                             substantial part of its assets; or

                           (iii)    a Relevant Company:

                                    (A)      is, or under legislation is
                                             presumed or taken to be, insolvent
                                             (other than as the result of a

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                                                                              56

                                             failure to pay a debt or claim the
                                             subject of a good faith dispute);
                                             or

                                    (B)      stops or suspends or threatens to
                                             stop or suspend payment of all or a
                                             class of its debts.

                  (e)      (ENFORCEMENT AGAINST ASSETS)

                           (i)      A receiver, receiver and manager,
                                    administrative receiver or similar officer is appointed to;

                           (ii)     a Security Interest is enforced over; or

                           (iii) a distress, attachment or other execution is levied or enforced or applied for over,

                           all of the assets and undertaking of a Relevant Company or any such assets or undertaking with a value in excess of $500,000 and is not set aside, released or appealed against by the Relevant Company within 5 Business Days.

                  (f) (REDUCTION OF CAPITAL) Without the prior consent of the Agent, a Relevant Company:

                           (i) reduces its capital (including, without limitation, a purchase by it of its shares) except in accordance with the Shareholders Agreement;

                           (ii) passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under section 256B or 257A of the Corporations Act or an equivalent provision, or calls a meeting to consider such a resolution, other than in relation to any
                                    Part 2J.3 procedure contemplated by this Agreement; or

                           (iii) applies to a court to call any such meeting or to sanction any such resolution or reduction.

                  (g) (INVESTIGATION) An investigation into all or part of the affairs of any Relevant Company commences under companies legislation in circumstances material to its financial condition.

                  (h) (ANALOGOUS PROCESS) Anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or having substantially similar effect, occurs with respect to any Relevant Company under any overseas law or any law which commences or is amended after the date of this Agreement.

                  (i)      (VITIATION OF DOCUMENTS)

                           (i) All or any part of a Transaction Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; or

                           (ii) a party becomes entitled to terminate, rescind or avoid all or part of a Transaction Document; or

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                                                                              57

                           (iii)    a party other than the Agent or a
                                    Participant alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph (ii).

                  (j) (AMENDMENT OF ARTICLES) The memorandum or articles of association of the Borrower or a Guarantor are amended in a material respect adverse to the Indemnified Parties without the prior consent of the Agent (which will not be withheld unreasonably).

                  (k) (REVOCATION OF AUTHORISATION) An Authorisation which is material to the performance by any Relevant Company of a Transaction Document, or to the validity and enforceability of a Transaction Document, to the conduct of the Business or to the security of the Agent and the Participants, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Agent and which has a Material Adverse Effect, and is not replaced by another Authorisation acceptable to the Agent.

                  (l) (MATERIAL ADVERSE CHANGE) Any other event or series of events, whether related or not, occurs which has or is reasonably likely to have a Material Adverse Effect.

                  (m)      (COMPULSORY ACQUISITION)

                           (i) All or any part of the Mortgaged Property or other assets of a Relevant Company is compulsorily acquired by or by order of a Governmental Agency or under law and that acquisition is reasonably likely to have a Material Adverse Effect; or

                           (ii) a Governmental Agency orders the sale, vesting or divesting of all or any part of the Mortgaged Property or other assets of a Relevant Company and that sale, vesting or divesting is reasonably likely to have a Material Adverse Effect; or

                           (iii) a Governmental Agency takes a step for the purpose of any of the foregoing or proposes or threatens to do any of the foregoing.

                  (n) (GOVERNMENTAL INTERFERENCE) A law or anything done by a Governmental Agency wholly or partially renders illegal, prevents or restricts the performance or effectiveness of a Transaction Document or otherwise has a Material Adverse Effect.

                  (o)      (ENVIRONMENTAL EVENT)

                           (i)      Any person takes action; or

                           (ii)     there is a claim; or

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                                                                              58

                           (iii) there is a requirement of expenditure or of cessation or alteration of activity.

                           under Environmental Law, which has or is reasonably likely to have a Material Adverse Effect.

CONSEQUENCES

         16.2 In addition to any other rights provided by law or any Transaction Document at any time after an Event of Default occurs under clause 16.1 (a) or any other Event of Default occurs which is not capable of being cured, the Agent may, and shall if the Majority Participants direct, do all or any of the following:

                  (a) by notice to the Borrower declare the Secured Moneys immediately due and payable, and the Borrower shall immediately pay the Secured Moneys;

                  (b)      by notice to the Borrower cancel the Commitment;

                  (c) at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Agent and the Participants on the affairs, financial condition and business of any Relevant Company.

                  In respect of any Event of Default (other than an Event of Default referred to in clause 16.1 (a) or an Event of Default which is not capable of being cured), the Agent may direct or do all or any of the acts referred to in paragraphs (a) to (c) above 5 Business Days after giving to the Borrower notice of the occurrence of the Event of Default.

                  Each Relevant Company will do everything in its power to ensure the review and report referred to in paragraph (c) can be carried out promptly, completely and accurately. Without limitation, it will cooperate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Relevant Company and are given all information concerning any Relevant Company which they require from time to time. It will ensure that all officers and employees of each Relevant Company do the same.

CASH COVER FOR LETTERS OF CREDIT

         16.3

                  (a)      Each Participant shall hold by way of cash cover:

                           (i) any amount paid under clause 12.5 or clause 16.2(a) in respect of the contingent liability under a Letter of Credit or in respect of any other sum contingently owing; and

                           (ii)     interest credited under this clause.

                  (b)      A Participant:

                           (i) may at any time apply any such moneys in or towards satisfaction of any sum at any time payable by the

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                                                                              59

                                    Borrower to the Participant under or in
                                    relation to any Transaction Document; and

                           (ii) shall apply any such moneys then remaining against any amount payable under clause 10.10.

                  (c) Any moneys held under paragraph (a) (including interest) will accrue and be credited with interest at a rate and in the manner that the Participant determines would apply to deposits at call (or of any other term specified by the Agent) of a similar amount under its normal procedures.

                  (d) The balance of the moneys held under paragraph (a) (including interest) will only be repayable to the extent that on any day it exceeds the amount of the Secured Moneys payable to that Participant (including without limitation the face amounts of all outstanding Letters of Credit and all amounts which are then or may subsequently become contingently owing). When ever there is such an excess that excess will be payable on demand.

TECHNICAL DEFAULT IN PAYMENT

         16.4     (a)      Failure by the Borrower to pay an amount due will not
                           constitute an Event of Default under clause
                           16.1(a)(i) if:

                           (i) before the exercise of the Agent's powers under clause 16.2 the Borrower demonstrates to the reasonable satisfaction of the Agent that it had sufficient available funds with its bankers and had given appropriate instructions to those bankers to make that payment and that the payment would have been made but for temporary technical or administrative difficulties outside the control of the Borrower; and

                           (ii) payment is received in the manner required within 3 Business Days of the due date.

                  (b)      If:

                           (i) the Agent notifies the Borrower by 3.00 pm (Sydney time) on the due date for the relevant payment that the Agent has not received the payment; and

                           (ii) the Borrower does not satisfy the Agent under sub-paragraph (a)(i) in relation to that payment by close of business on that due date,

                           the Agent may exercise its powers under clause 16.2 on or at any time after the Business Day following the date on which the payment was due.

                  In all other cases, the Agent will not exercise its powers under clause 16.2 until the 3 Business Days referred to in paragraph (a)(ii) have passed.

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                                                                              60

17 GUARANTEE

GUARANTEE

         17.1 The Guarantors jointly and severally unconditionally and irrevocably guarantee the due and punctual payment of the Secured Moneys. Each Guarantor enters into this Agreement for valuable consideration which includes, without limitation, the Indemnified Parties entering into this Agreement at its request.

PAYMENT

         17.2 On demand from time to time each Guarantor shall pay an amount equal to the Secured Moneys then due and payable in the same manner and currency which the Borrower is required to pay the Secured Moneys under the relevant Transaction Document (or would have been but for its Liquidation).

UNCONDITIONAL NATURE OF OBLIGATION

         17.3 Neither this Agreement nor the obligations of any Guarantor under this Agreement will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve any Guarantor from any obligation including, without limitation:

                  (a) the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

                  (b) any transaction or arrangement that may take place between any Indemnified Party and any person;

                  (c)      the Liquidation of any person;

                  (d) any Indemnified Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

                  (e) any Indemnified Party exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any Transaction Document or by any other document or agreement with any person;

                  (f) the amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment, assignment or transfer, in whole or in part and with or without consideration, of any Transaction Document or of any other document or agreement held by any Indemnified Party at any time or of any right, obligation, power or remedy;

                  (g) the taking or perfection of or failure to take or perfect a document or agreement;

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                                                                              61

                  (h) the failure by any person or any Indemnified Party to notify any Guarantor of any default by any person under any Transaction Document or any other document or agreement;

                  (i) any Indemnified Party obtaining a judgment against any person for the payment of any Secured Moneys;

                  (j) any legal limitation, disability, incapacity or other circumstance relating to any person;

                  (k) any change in any circumstance (including, without limitation, in the members or constitution of a person);

                  (l) this Agreement or any other document or agreement not being valid or executed by, or binding on, any person; or

                  (m) any increase in the Secured Moneys for any reason (including, without limitation, as a result of anything referred to above),

                  whether with or without the consent of the Guarantors. None of the above paragraphs limits the generality of any other. A reference to "any person" includes, without limitation, the Borrower or any other Guarantor.

NO MARSHALLING

         17.4 No Indemnified Party is obliged to marshal or appropriate in favour of any Guarantor or to exercise, apply or recover:

                  (a) any Security Interest, Guarantee, document or agreement (including, without limitation, any Transaction Document) held by an Indemnified Party at any time; or

                  (b) any of the funds or assets that an Indemnified Party may be entitled to receive or have a claim on.

NO COMPETITION

         17.5 Until the Secured Moneys have been irrevocably paid and discharged in full no Guarantor is entitled to and shall not:

                  (a) be subrogated to any Indemnified Party or claim the benefit of any Security Interest or Guarantee held by any Indemnified Party at any time;

                  (b) either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower or any other Guarantor or any other person who gives a Guarantee or Security Interest in respect of any Secured Moneys; or

                  (c) have or claim any right of contribution or indemnity from the Borrower or any other Guarantor or any other person who gives a Guarantee or Security Interest in respect of any Secured Moneys.

                  The receipt of any distribution, dividend or other payment by any Indemnified Party out of or relating to any Liquidation will not

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                                                                              62

                  prejudice the right of any Indemnified Party to recover the Secured Moneys by enforcement of this Agreement.

SUSPENSE ACCOUNT

         17.6 In the event of the Liquidation of the Borrower or any other person (including, without limitation, any Guarantor) each Guarantor authorises each Indemnified Party:

                  (a) to prove for all moneys which the Guarantors have paid that Indemnified Party under this Agreement; and

                  (b)      to:

                           (i)      retain and carry to a suspense account; and

                           (ii)     appropriate at the discretion of the Agent,

                           any dividend received in the Liquidation of the Borrower or any other person and any other money received in respect of the Secured Moneys,

                  until each Indemnified Party has been paid the Secured Moneys in full.

RESCISSION OF PAYMENT

         17.7 Whenever for any reason (including without limitation under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

                  (a) all or part of any transaction of any nature (including, without limitation, any payment or transfer) made during the term of this Agreement which affects or relates in any way to the Secured Moneys is void, set aside or voidable;

                  (b) any claim that anything contemplated by paragraph (a) is so is upheld, conceded or compromised; or

                  (c) any Indemnified Party is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

                  each Indemnified Party will immediately become entitled against each Guarantor to all rights in respect of the Secured Moneys and the Mortgaged Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Guarantor shall indemnify each Indemnified Party on demand against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.

INDEMNITY

         17.8 If any Secured Moneys (including moneys which would have been Secured Moneys if they were recoverable) are not recoverable from the Borrower for any reason (including, without limitation, any legal limitation, disability, incapacity or thing affecting the Borrower) each Guarantor shall indemnify each Indemnified Party on demand and shall pay those moneys to the relevant Indemnified Party on demand.

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                                                                              63

                  This applies whether or not:

                  (a) any transaction relating to the Secured Moneys was void or illegal or has been subsequently avoided; or

                  (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Indemnified Party.

CONTINUING GUARANTEE AND INDEMNITY

         17.9     This clause:

                  (a)      is a continuing guarantee and indemnity;

                  (b) will not be taken to be wholly or partially discharged by the payment at any time of any Secured Moneys or by any settlement of account or other matter or thing; and

                  (c) remains in full force until the Secured Moneys have been paid in full and the Guarantors have completely performed their obligations under this Agreement.

VARIATIONS

         17.10 This clause covers the Secured Moneys as varied from time to time including, without limitation, as a result of:

                  (a) any amendment to, or waiver under, any Transaction Document; or

                  (b) the provision of further accommodation to the Borrower,

                  and whether or not with the consent of or notice to the Guarantors. This does not limit any other provision.

JUDGMENT

         17.11 A judgment obtained against the Borrower will be conclusive against each Guarantor.

CONDITIONS PRECEDENT

         17.12 Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Indemnified Parties and not the Guarantors. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Moneys.

18 INTEREST ON OVERDUE AMOUNTS

ACCRUAL AND PAYMENT

         18.1     (a)      (ACCRUAL) Interest accrues on each unpaid amount
                           which remains due and payable beyond the date for payment by the Borrower or a Guarantor under or in respect of any Transaction Document (including interest payable under this clause):

                           (i) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an

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                                                                              64

                                    amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

                           (ii) both before and after judgment (as a separate and independent obligation); and

                           (iii)    at the rate provided in clause 18.2.

                  (b) (PAYMENT) The Borrower and each Guarantor shall pay interest accrued under this clause on demand by the Agent and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

RATE

         18.2 The rate applicable under this clause is the sum of 2% per annum plus the higher of:

                  (a) the rate (if any) applicable to the amount immediately before the due date; and

                  (b) the sum of the Margin and the rate determined by the Agent on a monthly basis to be its buying rate as at or about 10 am (Sydney time) for bills of exchange which are accepted by an Australian bank selected by the Agent and which have a term not exceeding one month.

19 FEES

FEES - GENERAL

         19.1 The Borrower shall pay to the Agent and the Participants the fees agreed between them.

         19.2     [intentionally omitted]

LETTER OF CREDIT FEE

         19.3     (a)      A letter of credit fee accrues at a rate equal to the
                           Margin on the daily amount on each Participant's
                           Share of the amount for which each Letter of Credit is effective.

                  (b) The fee is calculated on the actual number of days elapsed.

                  (c) The Borrower shall pay any accrued letter of credit fee to each Participant in advance on the first Business Day of each calendar quarter.

                  (d) If a Letter of Credit expires or is terminated or cancelled prior to the end of a calendar quarter, each Participant shall refund so much of the letter of credit fee paid to it which relates to that Letter of Credit with respect to the period after the date on which that Letter of Credit expired or has terminated or been cancelled.

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                                                                              65

REFUND OF FEES

         19.4 In the event that the Agent or Participants cancel the Commitments before any financial accommodation has been provided to the Borrower under this Agreement, the Agent and the Participants shall refund to the Borrower any fees paid under clauses 19.2 and 19.3 less any costs or expenses incurred by them in relation to the Facilities or the Transaction Documents.

20 INDEMNITIES

                  On demand the Borrower shall indemnify each Indemnified Party against any loss, cost, charge, liability or expense the Indemnified Party (or any officer of employee of the Indemnified Party) may sustain or incur as a direct or indirect consequence of:

                  (a) the occurrence of any Event of Default or the breach of any Transaction Document;

                  (b) any exercise or attempted exercise in good faith of any right, power or remedy under any Transaction Document or any failure to exercise any right, power or remedy;

                  (c)      any omission from:

                           (i) any information memorandum or loan proposal prepared or authorised by it; or

                           (ii) any document or information prepared, provided or authorised by it,

                           or any claim in respect of any of the above
                           (including legal costs on a full indemnity basis);

                  (d) a Segment, or an amount under the LC Facility, requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any wilful default or gross negligence by the Indemnified Party which is claiming under this clause); or

                  (e) a Participant receiving payments of principal in respect of any Segment or other portion of its Commitment before the last day of its Funding Period or day on which interest is calculated with respect to it for any reason, including, without limitation, prepayment under this Agreement, but excluding wilful default or gross negligence by the Agent.

                  Without limitation the indemnity will cover any amount determined by the relevant Participant to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the relevant Participant to fund or maintain any Segment or amount (including loss of margin) and by reason of the reversing or termination of any agreement or arrangement entered into by the

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                                                                              66

                  relevant Participant to hedge, fix or limit its effective cost of funding or maintaining any Segment or amount.

21 CONTROL ACCOUNTS

                  The accounts kept by the Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Borrower under this Agreement.

22 EXPENSES

                  On demand the Borrower shall reimburse:

                  (a) the Agent within 20 days for its reasonable out-of-pocket expenses in relation to the preparation, execution and completion of the Transaction Documents and any subsequent consent, agreement, approval, waiver or amendment provided that, unless an Event of Default has occurred, the prior written consent of the Board is provided for any such expenditure over $50,000;

                  (b) each Indemnified Party on demand for its out-of-pocket expenses in relation to:

                           (i) any actual enforcement of the Transaction Documents, or actual exercise or preservation of any rights, powers or remedies under the Transaction Documents or in relation to the Mortgaged Property; and

                           (ii) any inquiry by a Governmental Agency concerning any Relevant Company or a transaction or activity for which, or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided, provided that the prior consent of the Majority Participants is provided for any such expenditure.

                  This includes, without limitation, legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis travelling and out of pocket expenses, any expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Indemnified Parties, and (in relation to paragraph (b)) administrative costs including any time of its executives (whose time and costs are to be charged at reasonable rates).

23 STAMP DUTIES

         23.1 The Borrower shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable in relation to the execution, delivery, performance or enforcement of any

                  Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

         23.2 Those Taxes include debits tax or other Taxes payable by return and Taxes passed on to any Indemnified Party by bank or financial institution.

         23.3 On demand the Borrower shall indemnify each Indemnified Party against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Indemnified Party to pay any Tax after having been put in funds to do so by the Borrower.

24 SET-OFF

                  If an Event of Default has occurred and subsists, the Borrower and each Guarantor severally irrevocably authorises each Indemnified Party to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of that Indemnified Party towards satisfaction of any sum at any time due and payable by it to that Indemnified Party under or in relation to any Transaction Document. No Indemnified Party is obliged to make the application.

25 WAIVERS, REMEDIES CUMULATIVE

         25.1 No failure to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

         25.2 The rights, powers and remedies provided to the Indemnified Parties in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

26 SEVERABILITY OF PROVISIONS

         Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

27 SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

         27.1 All representations and warranties in any Transaction Document survive the execution and delivery of the Transaction Documents and the provision of advances and accommodation.

         27.2     Each indemnity in any Transaction Document:

                  (a)      is a continuing obligation;

                  (b)      is a separate and independent obligation; and

                  (c) survives termination or discharge of the relevant Transaction Document.

28 MORATORIUM LEGISLATION

                  To the full extent permitted by law all legislation which at any time directly or indirectly:

                  (a) lessens, varies or affects in favour of the Borrower or a Guarantor any obligation under a Transaction Document; or

                  (b) delays, prevents or prejudicially affects the exercise by any Indemnified Party of any right, power or remedy conferred by any Transaction Document,

                  is excluded from the Transaction Documents.

29 ASSIGNMENTS

ASSIGNMENT BY BORROWER AND GUARANTOR

         29.1 Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent acting on the instructions of all Participants.

ASSIGNMENT BY PARTICIPANTS

         29.2 A Participant may assign or transfer all or any of its rights or obligations under the Transaction Documents at any time if:

                  (a)      any necessary prior Authorisation is obtained;

                  (b) the minimum amount of the participation being assigned is $2,500,000 or all of that Participant's Share of the Principal Outstanding (whichever is the lesser); and

                  (c) the transfer is effected by a substitution in accordance with clause 29.3.

                  For the avoidance of doubt, a Participant may only deal with its interest in any ABN Shares and Principal Outstanding in accordance with the terms of the Shareholders Agreement.

         29.3 A Participant may assign or transfer all or any of its rights or obligations under the Transaction Documents to a new bank or financial institution:

                  (a) with a credit rating for its long term unsubordinated debt equal to or greater than BBB+ by Standard & Poor's rating agency (or its equivalent by a different internationally recognised rating agency); or

                  (b) without a credit rating for its long term unsubordinated debt equal to or greater than BBB+ by Standard & Poor's rating agency (or its equivalent by a different internationally recognised rating agency), if that new bank or financial institution provides to the Agent a letter of credit for an amount equal to the total amount of the assigning Participant's LC Commitment issued by a financial institution with a credit rating for its long term unsubordinated debt equal to or greater than BBB+.

         29.4     Subject to clauses 29.2 and 29.3:

                  (a) a Participant may assign, novate, transfer or re-book all of its rights or obligations under the Transaction Documents to a Permitted Internal Transferee; and

                  (b) Credit Lyonnais S.A. may assign, novate, transfer or re-book all of its rights or obligations under the Transaction Documents to a Permitted CL Transferee.

SUBSTITUTION CERTIFICATES

         29.5     (a)      If a Participant wishes to substitute a new bank or
                           financial institution for all or part of its participation under this Agreement, it and the substitute shall in the Australian Capital Territory or outside Australia execute and deliver to the Agent four counterparts of a certificate substantially in the form of annexure F.

                  (b) On receipt of the certificate, if the Agent is satisfied that the substitution complies with clause 29.2, it shall promptly:

                           (i)      notify the Borrower;

                           (ii) countersign the counterparts on behalf of all other parties to this Agreement;

                           (iii) enter the substitution in a register kept by it (which will be conclusive); and

                           (iv) retain one counterpart and deliver the others to the retiring Participant, the substitute Participant and the Borrower.

                  (c) When the certificate is countersigned by the Agent the retiring Participant will be relieved of its obligations to the extent specified in the certificate and the substitute Participant will be bound by the Transaction Documents as stated in the certificate.

                  (d) Each other party to this Agreement irrevocably authorises the Agent to sign each certificate on its behalf.

                  (e) Unless the Agent otherwise agrees, no substitution may be made while any Drawdown Notice is current.

DISCLOSURE

         29.6 A Participant may disclose to a proposed assignee, transferee or sub-participant information which relates to any Relevant Company or was furnished in connection with the Transaction Documents if it first obtains the consent of the Borrower (who shall not unreasonably withhold or delay that consent).

NO INCREASED COSTS

         29.7 Despite anything to the contrary in this Agreement, if a Participant assigns its rights under this Agreement the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct consequence of the assignment and of which the Participant or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change (except to the extent agreed upon between the Borrower and the Participant or its assignee). For this purpose only a substitution under clause 29.3 will be regarded as an assignment.

30 RELATIONSHIP OF PARTICIPANTS TO AGENT

AUTHORITY

         30.1     (a)      Subject to clause 30.15 each Participant irrevocably
                           appoints the Agent to act as its agent under the Transaction Documents. The Agent has all powers expressly delegated to it by the Transaction
                           Documents together with all other powers reasonably incidental to those powers.

                  (b) The Agent has no duties or responsibilities except those expressly set out in the Transaction Documents.

INSTRUCTIONS; EXTENT OF DISCRETION

         30.2     (a)      In the exercise of all its rights, powers and
                           discretions under the Transaction Documents the Agent shall act in accordance with the instructions (if any) of the Majority Participants or (where so specified) of all Participants.

                  (b) In the absence of those instructions, the Agent need not act but may act as it sees fit in the best interests of the Participants.

                  (c) Any action taken by the Agent under the Transaction Documents binds all the Participants.

                  (d) The Agent is not obliged to consult with the Participants before giving any consent, approval or agreement or making any determination under the Transaction Documents except where this Agreement expressly provides otherwise.

NO OBLIGATION TO INVESTIGATE AUTHORITY

         30.3     (a)      Neither the Borrower nor any Guarantor need enquire
                           whether any instructions have been given to the Agent by all Participants or the Majority Participants or as to the terms of those instructions.

                  (b) As between the Borrower and the Guarantors on the one hand and the Agent and the Participants on the other, all action taken by the Agent under the Transaction Documents will be taken to be authorised.

AGENT NOT A FIDUCIARY

         30.4 The Agent will not be taken to owe any fiduciary duty to any Participant, any Relevant Company or any other person except as expressly provided in a Transaction Document.

EXONERATION

         30.5 Neither the Agent nor any of its respective directors, officers, employees, agents, attorneys, Related Corporations or successors is responsible to the Participants for, or will be liable (whether in negligence or on any other ground whatever) in respect of:

                  (a) any conduct relating to, contained in or relying on, any loan proposal or information memorandum, any Transaction Document or any document or agreement referred to in or received under any Transaction Document;

                  (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any loan proposal or information memorandum, any Transaction Document or any other document or agreement;

                  (c) any failure by any Relevant Company to perform its obligations; or

                  (d) any action taken or omitted to be taken by it or them under any Transaction Document except in the case of its or their own wilful misconduct or gross negligence.

DELEGATION

         30.6     The Agent may employ agents and attorneys.

RELIANCE ON DOCUMENTS AND EXPERTS

         30.7     The Agent may rely on:

                  (a) any document (including any facsimile transmission, telegram or facsimile) believed by it to be genuine and correct; and

                  (b) advice and statements of lawyers, independent accountants and other experts selected by the Agent.

NOTICE OF TRANSFER

         30.8 The Agent may treat each Participant as the holder of the Participant's rights under the Transaction Documents until the Agent has received either a substitution certificate under this Agreement or a notice of assignment satisfactory to the Agent.

NOTICE OF DEFAULT

         30.9     (a)      The Agent will be taken not to have knowledge of the
                           occurrence of an Event of Default or Potential Event of Default unless the Agent has received notice from a Participant or Relevant Company stating that an Event of Default or Potential Event of Default has occurred and describing it.

                  (b) If the Agent receives notice or the officers of the Agent having day to day responsibility for the transaction become aware that an Event of Default has occurred, the Agent shall notify the Participants, subject to clause 30.14(c).

AGENT AS PARTICIPANT AND BANKER

         30.10    (a)      The Agent in its capacity as a Participant has
                           the same rights and powers under the Transaction
                           Documents as any other Participant. It may exercise them as if it were not acting as the Agent.

                  (b) The Agent may engage in any kind of business with any Relevant Company as if it were not the Agent. It may receive consideration for services in connection with any Transaction Document and otherwise without having to account to the Participants.

INDEMNITY TO AGENT

         30.11    (a)      The Participants shall indemnify the Agent on
                           demand (to the extent not reimbursed by any Relevant
                           Company under any Transaction Document) rateably in accordance with their respective Commitments against any loss, cost, liability, expense or damage the Agent may sustain or incur directly or indirectly under or in relation to the Transaction Documents except to the extent that the loss, cost, liability, expense or damage arises by reason of the wilful default, gross negligence or fraud of the Agent.

                  (b) No Participant is liable under this sub-clause for any of the above to the extent that they arise from the Agent's wilful misconduct, gross negligence or fraud.

                  (c) The Borrower shall indemnify each Participant on demand against any amount paid under paragraph (a). This does not limit its liability under any other provision.

INDEPENDENT INVESTIGATION OF CREDIT

         30.12 Each Participant confirms that it has made and will continue to make, independently and without reliance on the Agent or any other Participant:

                  (a) its own investigations into the affairs of the Relevant Companies; and

                  (b) its own analyses and decisions whether to take or not take action under any Transaction Document.

No MONITORING

         30.13 The Agent is not required to keep itself informed as to the compliance by any Relevant Company with any Transaction Document or any other document or agreement or to inspect any property or book of any Relevant Company.

INFORMATION

         30.14    (a)      The Agent shall provide to each Participant a
                           copy of each notice, report and other document which is provided to the Agent in sufficient copies for the Participants under the Transaction Documents.

                  (b) The Borrower and each Guarantor authorises the Agent to provide any Participant with any information concerning any Relevant Company's affairs which may otherwise come into the possession of the Agent. The Agent is not obliged to do so.

                  (c) The Agent is not obliged to disclose any information relating to any Relevant Company if in the opinion of the Agent (on the basis of the advice of its legal advisers) disclosure would or might breach a law or a duty of secrecy or confidence.

REPLACEMENT OF AGENT

         30.15    (a)      Subject to the appointment of a successor Agent
                           as provided in this clause:

                           (i) the Agent may resign at any time by giving not less than 60 days notice to the Participants and to the Borrower; and

                           (ii) the Majority Participants may remove the Agent from office by giving not less than 30 days notice to the Borrower and the Agent.

                  (b) Upon notice of resignation or removal the Majority Participants have the right to appoint a successor Agent approved by the Borrower and who accepts the appointment.

                  (c) If no successor Agent is appointed within 60 days after notice, the retiring Agent may on behalf of the Participants appoint a successor Agent approved by the Borrower who accepts the appointment.

                  (d) On its appointment the successor Agent will have all the rights, powers and obligations of the retiring Agent. The retiring Agent will be discharged from its rights, powers and obligations.

                  (e) The retiring Agent shall execute and deliver all documents or agreements which are necessary or in its opinion desirable to transfer to the successor Agent each Security Interest and Guarantee held by the retiring Agent in relation to the Secured Moneys or to effect the appointment of the successor Agent.

                  (f) After any retiring Agent's resignation or removal, this clause will continue in effect in respect of anything done or omitted to be done by it while it was acting as Agent.

                  (g) The Borrower shall not unreasonably withhold its approval of any proposed successor Agent. It shall respond as soon as practicable to any request for approval.

                  (h) The Borrower need not pay the cost of the appointment of a successor Agent under this clause.

AMENDMENT OF TRANSACTION DOCUMENTS

         30.16 Each Participant authorises the Agent to agree with the other parties to any Transaction Document to amend any Transaction Document or give any consent or waiver if:

                  (a) the amendment, consent or waiver will not increase the Commitments or other obligations of the Participants, change the dates or amounts of payment of any of the Secured Moneys, release any of the Mortgaged Property or amend clause 18, this sub-clause or any provision under which the agreement or instructions of all Participants or the Majority Participants are required; and

                  (b) the Agent is satisfied that the amendment, consent or waiver is made to correct a manifest error or an error of a minor nature or that the amendment, consent or waiver is of a formal or technical nature only.

                  Each Participant will be bound by any amendment, consent or waiver so agreed to by the Agent as if it were party to the relevant amendment agreement or the relevant consent or waiver.

         30.17    The following matters require instructions from all
                  Participants:

                  (a) increases to the Commitments or other obligations of the Participants;

                  (b) changes to the dates or amounts of payment of any of the Secured Moneys;

                  (c) a change to the Final Maturity Date or the extension of a previously determined Payment Date;

                  (d)      a change to the definition of Majority Participants;

                  (e)      a change to the Margin;

                  (f) the giving of a direction to the Security Trustee to release (either in whole or in part) any of the Mortgaged Property (except where such release is required or consistent with the Transaction Documents); and

                  (g) a change to or a waiver in respect of the undertakings contained in clause 15.

         30.18 In relation to all matters other than those under clause 30.16 and clause 30.17, the Majority Participants may instruct the Agent and, if they do, the Agent agrees to act in accordance with the instructions.

         30.19    In relation to any instruction to be given to the Security
                  Trustee:

                  (a) for a matter covered by clause 7 of the Shareholders Agreement, the Majority Participants who are entitled to the

                           Shares held by the Security Trustee may instruct the Security Trustee to act and if they do, the Security Trustee agrees to act in accordance with the instructions; and

                  (b) for the exercise of the option contained in clause 9 ("OPTION") of the Shareholders Agreement, all of the Participants who are entitled to the Shares held by the Security Trustee must unanimously instruct the Security Trustee to exercise the Option and if they do, the Security Trustee agrees to exercise the Option.

SUBSCRIPTION FOR STOCK

         30.20 No Participant may subscribe for any Stock (as defined in the Debenture Trust Deed) unless the Agent has first consented to the issue of that Stock and the face value of that Stock.

31 PROPORTIONATE SHARING

SHARING

         31.1 Whenever any Participant receives or recovers any money in respect of any sum due from a Relevant Company under a Transaction Document in any way (including without limitation by set-off) except through distribution by the Agent under this Agreement:

                  (a)      the Participant shall immediately notify the Agent;

                  (b) the Participant shall immediately pay that money to the Agent (unless the Agent directs otherwise);

                  (c) the Agent shall treat the payment as if it were a payment by the Relevant Company on account of all sums then payable to the Indemnified Parties; and

                           (i) the payment or recovery will be taken to have been a payment for the account of the Agent and not to the Participant for its own account, and to that extent the liability of the Relevant Company to the Participant will not be reduced by the recovery or payment, other than to the extent of any distribution received by the Participant under paragraph
                                    (c); and

                           (ii) (without limiting sub-paragraph (i)) immediately on the Participant making or becoming liable to make a payment under paragraph (b), the Borrower shall indemnify the Participant against the payment to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

                  If the Participant is required to disgorge or unwind all or part of the relevant recovery or payment then the other Participants shall repay to the Agent for the account of the Participant the amount necessary to ensure that all the Participants share rateably in the amount of the recovery or payment retained. Paragraphs (c) and (d) above apply only to the retained amount.

REFUSAL TO JOIN IN ACTION

         31.2 A Participant who does not accept an invitation to join, an action against the Borrower or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) Is not entitled to share in any amount so recovered.

32 AGENT DEALINGS

                  Except where expressly provided otherwise:

                  (a) all correspondence under or in relation to the Transaction Documents between a Participant on the one hand, and the Borrower or a Guarantor on the other, will be addressed to the Agent; and

                  (b) the Participants and the Borrower and the Guarantors severally agree to deal with and through the Agent in accordance with this Agreement.

33 ADDITION OF GUARANTORS

         33.1 (NEW GUARANTOR) The Borrower shall ensure that each company which becomes a Subsidiary of a Group Member becomes a Guarantor for the purposes of this Agreement by entering into a Guarantor Accession Deed within 60 days (or any longer period which the Agent and the Borrower may agree, the Agent's agreement not to be unreasonably withheld) of becoming a Subsidiary (each such company a NEW GUARANTOR).

         33.2 (ACCESSION DEED) Upon execution of a Guarantor Accession Deed by a New Guarantor and the Agent, the New Guarantor shall be taken to be a Guarantor for the purposes of this Agreement with all the rights and obligations as if it were an original party to this Agreement and to have made the representations and warranties in clause 14.1 and/or clause 14.3 on the date of such execution.

         33.3 (CONDITIONS PRECEDENT) The Borrower shall ensure that before a New Guarantor becomes a Guarantor, the Agent has received in form and substance satisfactory to it any document or evidence relating to that accession it may require, including without limitation:

                  (a) (CONFIRMATION OF WARRANTIES): a certificate signed by a director of the Borrower confirming that upon execution of the Guarantor Accession Deed the representations and warranties set out in clauses
                           14.1 and 14.3 will be correct in relation to the New Guarantor; and

                  (b) (VERIFICATION CERTIFICATE): a certificate in relation to the New Guarantor given by a director of the New Guarantor providing certified copies of the documents referred to in clauses 3.1 (a), (b) and (c) of the Deed of Assignment with respect to the New Guarantor and dated not earlier than 14 days before its execution of the Guarantor Accession Deed.

34 NOTICES

                  All notices, requests, demands, consents, approvals, agreements or ether communications to or by a party to this
                  Agreement:

                  (a)      must be in writing;

                  (b) must be signed by an Authorised Officer of the sender; and

                  (c)      will be deemed to be duly given or made:

                           (i) (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender; or

                           (ii) (in the case of a facsimile) on receipt by the sender of the answerback code of the recipient at the end of transmission,

                           but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

35 AUTHORISED OFFICERS

                  The Borrower and each Guarantor irrevocably authorises each Indemnified Party to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower and each Guarantor warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

                  Each Guarantor warrants that each Authorised Officer of the Borrower is authorised to sign Drawdown Notices on behalf of each Guarantor.

36 GOVERNING LAW AND JURISDICTION

GOVERNING LAW AND JURISDICTION

         36.1 This Agreement is governed by the laws of New South Wales. The Borrower and each Guarantor submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

PROCESS AGENTS

         36.2     Each Relevant Company situated outside Australia irrevocably:

                  (a) nominates the Borrower as its agent to receive service of process or other documents in any action, suit or proceedings brought in relation to any Transaction Document; and

                  (b) agrees that service of any such process or documents on the Borrower will be sufficient service on it.

                  The Borrower irrevocably and unconditionally accepts that appointment.

37 COUNTERPARTS

                  This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

38 ACKNOWLEDGEMENT BY BORROWERS AND GUARANTORS

                  The Borrower and each Guarantor confirms that:

                  (a) it has not entered into this Agreement in reliance on, or as a result of, any conduct of any kind of or on behalf of any Indemnified Party or any Related Corporation of any Indemnified Party (including, without limitation, any advice, warranty, representation or undertaking); and

                  (b) neither any Indemnified Party nor any Related Corporation of any Indemnified Party is obliged to do anything (including, without limitation, disclose anything or give advice),

                  except as expressly set out in the Transaction Documents or in writing duly signed by or on behalf of any Indemnified Party or Related Corporation.

39 CONSENTS AND OPINIONS

                  Except where expressly stated any Indemnified Party may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise rights, powers and remedies at its absolute discretion.

EXECUTED as an agreement

SCHEDULE 1        GUARANTORS

                                                 PLACE OF
                NAME (ACN)                     INCORPORATION                      ADDRESS
American Banknote Australasia Pty Ltd            Victoria                   1144 Nepean Highway
(ABN 25 072 977 292)                                                        Highett, Victoria 3190

Leigh-Mardon Payment Systems Pty Limited         Victoria                   1144 Nepean Highway
(ABN 32 006 412 657)                                                        Highett, Victoria 3190

Leigh-Mardon (Taiwan) Ltd                        Taiwan                     Bl, 192 Lien Chien Road,
                                                                            Chung Ho City, Taipei,
                                                                            Taiwan

American Banknote New Zealand Limited            New Zealand                c/- Chapman Tripp
                                                                            Sheffield Young Level 1,
                                                                            AMP Centre 1 Grey Street
                                                                            Wellington New Zealand

SCHEDULE 2        PARTICIPANTS

PART A - CASH ADVANCE FACILITY

                                                  2                          4
              1                              COMMITMENT                  ADDRESS FOR
         PARTICIPANT                             ($)                    CORRESPONDENCE
JP Morgan Chase Bank (ABN                   3,471,877.93            Level 32
93 074 112 011)                                                     225 George Street
                                                                    Sydney NSW 2000
                                                                    Fax: 9220 3371
                                                                    Tel: 9220 3204
                                                                    Att: Justin Fryer

Societe Generale Australia                  3,471,877.93            Level 21
Branch (ABN 71 092 516 286)                                         400 George Street
                                                                    Sydney NSW 2000
                                                                    Fax: 9221 5313
                                                                    Tel: 9210 8000
                                                                    Att: Executive Manager Credit

Credit Lyonnais S.A                         2,377,432.55            Agence GCI 4309 c/o Agence
                                                                    Internationale
                                                                    27-29 Rue de Choiseul
                                                                    75002 Paris
                                                                    France
                                                                    Fax: +(331)4295 4832
                                                                    Tel: +(331)4295 0531
                                                                    Attn: Magali Corot

BOS International                           2,479,912.80            Level 11
(Australia) Limited (ABN                                            50 Carrington Street
23 066 601 250)                                                     Sydney NSW 2000
                                                                    Fax: 9248 2199
                                                                    Tel: 9248 2100
                                                                    Attn:

Bank of Western Australia                   2,479,912.80            Level 7
Limited (ABN 22 050 494 454)                                        Grosvenor Place
                                                                    225 George Street
                                                                    Sydney NSW 2000
                                                                    Fax: 9253 6250
                                                                    Tel  9253 6258
                                                                    Attn: Senior Manager, Credit
                                                                    Restructuring

                                                  2                                   4
               1                              COMMITMENT                        ADDRESS FOR
          PARTICIPANT                            ($)                          CORRESPONDENCE
The Toronto-Dominion                        3,471,877.92              Before 1 May 2004
Bank
(ABN 74 082 818 175)                                                  Level 34
                                                                      Rialto Tower South
                                                                      525 Collins Street
                                                                      Melbourne Vic 3000
                                                                      Fax: (03) 9614 1613
                                                                      Tel: (03) 9993 1209
                                                                      Attn: Managing Director, Credit

                                                                      After 1 May 2004

                                                                      Level 24,
                                                                      9 Castlereagh Street, Sydney
                                                                      Phone: (02) 9619 8888
                                                                      Fax:   (02) 9619 8800
                                                                      Attn: Managing Director, Credit

            TOTAL:                       $ 17,752,891.93
                                          including
                                          Capitalised
                                          Interest

PART B - LC FACILITY

                                                    2                          3
                    1                           COMMITMENT               ADDRESS FOR
               PARTICIPANT                         ($)                  CORRESPONDENCE
JP Morgan Chase Bank                           1,112,558.33       Level 32
(ABN 43 074 112 011)                                              225 George Street
                                                                  Sydney NSW 2000
                                                                  Fax: 9220 3371
                                                                  Tel: 9220 3204
                                                                  Att: Justin Fryer

Societe Generale Australia Branch SG           1,112,558.33       Level 21
Australia Limited                                                 400 George Street
(ABN 72 002 093 02171 092 516 286)                                Sydney NSW 2000
                                                                  Fax: 9221 5313
                                                                  Tel: 9220 8000
                                                                  Att: Executive Manager
                                                                       Credit

Credit Lyonnais S.A.                             761,844.86       Agence GCI 4309 c/o Agence
                                                                  Internationale
                                                                  27-29 Rue de Choiseul
                                                                  75002 Paris
                                                                  France
                                                                  Fax: +(331)4295 4832
                                                                  Tel: +(331)4295 0531
                                                                  Attn: Magali Corot

BOS International (Australia) Limited            794,684.52       Level 11
(ABN 23 066 601 250)                                              50 Carrington Street
                                                                  Sydney NSW 2000
                                                                  Fax: 9248 2199
                                                                  Tel: 9248 2100
                                                                  Att:

Bank of Western Australia Limited                794,684.52       Level 7
(ABN 22 050 494 454)                                              Grosvenor Place
                                                                  225 George Street
                                                                  Sydney NSW 2000
                                                                  Fax: 9253 6250
                                                                  Tel: 9253 6258
                                                                  Att:

The Toronto-Dominion Bank                      1,112,558.33       Before 1 May 2004
(ABN 74 082 818 175)
                                                                  Level 34
                                                                  Rialto Tower South
                                                                  525 Collins Street
                                                                  Melbourne Vic 3000
                                                                  Fax: (03) 9614 1613
                                                                  Tel: (03) 9993 1209
                                                                  Attn: Managing Director,

                                                                   Credit

                                                                   After 1 May 2004

                                                                   Level 24,
                                                                   9 Castlereagh Street, Sydney
                                                                   Phone: (02) 9619 8888
                                                                   Fax: (02) 9619 8800
                                                                   Attn: Managing Director,
                                                                   Credit

              TOTAL:                        $5,688,888.90

SCHEDULE 3        LINE ITEMS

        Sales

        Total Standard Direct Costs

        Total Manufacturing Variances

        Gross Margin

        Manufacturing Overheads

        Plant Contributions

        Non-manufacturing Overheads

        Add Back Depreciation

        EBITDA

        Depreciation

        Amortization

        Interest

        PBT and Abnormals

        Abnormals

        Profit Before Tax

        Tax Expense

        LM Profit After Tax

        JV Dividend

        Group Profit After Tax

ANNEXURE A        DRAWDOWN NOTICE

To:       Yvonne Blunt
          J.P. Morgan Australia Ltd
          Level 32
          225 George Street
          SYDNEY NSW 2000
          Facsimile: (612) 9251 3371

NEW SENIOR DEBT FACILITY - DRAWDOWN NOTICE NO. [*]

We refer to the New Senior Debt Facility Agreement dated 6 April 2004 (the FACILITY AGREEMENT).

Under Clause 5 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw under [FACILITY OR FACILITIES] on [DATE] (the DRAWDOWN DATE); [NOTE: DATE IS TO BE A BUSINESS DAY.]

(2)      the total principal amount to be drawn is [*];

[NOTE: AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2.]

(3) particulars of each Segment of the Cash Advance Facility are as follows:

FACILITY                        FUNDING                     PERIOD

[NOTE: AMOUNTS TO COMPLY WITH CLAUSE 5 AND LENGTH OF FUNDING PERIOD TO COMPLY WITH CLAUSE 6.]

(4) Total Debt for the immediately preceding four quarters for which Accounts have been prepared was [*];

(5) EBITDA for the immediately preceding four quarters for which Accounts have been prepared was [*];

(6) we request that the proceeds be remitted to account number [*] at [*] [in the case of the [*] Facility, and to account number [*] at [*] in the case of the [*] Facility];

(7) we represent and warrant on behalf of the Borrower and each Guarantor that:

         (a) [(except as disclosed in paragraph (c)] the representations and warranties in the Facility Agreement (other than those referred to in clause 14.3 of the Facility Agreement as not repeating) are true as though they were made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting; [and]

         (b) [(except as disclosed in paragraph (c)] no Event of Default or Potential Event of Default is subsisting or will result from the drawing; [and]

         [(c) details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken/propose] the following remedial action [*];]

[NOTE: INCLUSION OF A STATEMENT UNDER PARAGRAPH (c) WILL NOT PREJUDICE THE CONDITIONS PRECEDENT IN THE AGREEMENT.]

[(8) details of the Beneficiary and the Secured Financing with respect to the Letter of Credit are as follows:

         Beneficiary:

         Nature of Secured Financing:

         Maturity:

         Amount:

Definitions in the Facility Agreement apply when used in this Drawdown Notice.

On behalf of
[*] LIMITED

By:                        [Authorised Officer]

DATED

ANNEXURE B        GUARANTOR ACCESSION DEED

DEED dated       between:

1.       [NAME OF GUARANTOR] (ABN [*]) (the NEW GUARANTOR); and

2. J. P. MORGAN AUSTRALIA LIMITED (ABN 52 002 888 011) of Level 32, 225 George Street, Sydney, New South Wales (the AGENT).

         RECITALS

A.       Under a Loan Agreement (the FACILITY AGREEMENT) dated [   ] between ABN
         Australasia Holdings Pty Limited as Borrower, the Agent and the Participants named in that agreement, the Participants agree to provide the Borrower with a facility (THE FACILITY) under which cash advances and letters of credit may be made available to the Borrower.

B. The New Guarantor enters into this Deed for valuable consideration which includes, without limitation, the Indemnified Parties continuing to provide the Facility to the Borrower and refraining from exercising their respective rights under clause 17.2 of the Facility Agreement.

[C. The New Guarantor as a Subsidiary of the Borrower wishes to assume the rights and obligations of a Guarantor under the Facility Agreement which have been authorised in accordance with Part 2J.3 of the Corporations Act.] [FOR LMPS]

IT IS AGREED AS FOLLOWS

1. In this Deed terms defined in the Facility Agreement have the same meaning.

2. The New Guarantor shall as and from the date of this Deed irrevocably be a Guarantor for the purposes of the Facility Agreement as if named as a party to the Facility Agreement in the capacity of a Guarantor. The New Guarantor agrees to comply with the Facility Agreement and all their terms and conditions shall bind the New Guarantor accordingly.

3.       This Deed is governed by the laws of New South Wales.

4. Each attorney executing this Deed states that he has no notice of the revocation of his power of attorney.

SIGNED SEALED and DELIVERED         )
on behalf of                        )
[*] LIMITED                         )
by its attorney                     )
in the presence of:                 )
                                    )
_________________________________   )
Signature                           }
                                    )
_________________________________   )
Witness Print name                  )
                                    )
_________________________________   )
Print name                          )

SIGNED SEALED and DELIVERED         )
on behalf of                        )
J.P. MORGAN                         )
AUSTRALIA LIMITED by its attorney   )
in the presence of:                 )
                                    )
_________________________________   )
Signature                           )
                                    )
_________________________________   )
Witness Print name                  )
                                    )
_________________________________   )
Print name                          )

ANNEXURE C        LETTER OF CREDIT AUTHORISATION

FACSIMILE TRANSMISSION

To:       Yvonne Blunt
          J.P. Morgan Australia Ltd
          Level 32
          225 George Street
          SYDNEY NSW 2000
          Facsimile: (612) 9251 3371

          NEW SENIOR DEBT FACILITY

We refer to your facsimile dated [*] notifying us that ABN Australasia Holdings Pty Ltd (BORROWER) has requested the issue of [a/the] Letter[s] of Credit under a Drawdown Notice dated [*].

In accordance with clause 11.1 (c) of the Senior Debt Facility Agreement dated
[     ], we authorise you as Agent to execute and issue on or after the Drawdown
Date specified in that Notice [a/the] Letter[s] of Credit in [CURRENCY] for our Share (as defined in the Facility Agreement) of the [principal/face] amount requested by the Borrower.

On behalf of [Participant]
Authorised Officer

DATED                20 [*]

ANNEXURE D         FORM OF LETTER OF CREDIT

[DATE]

TO:      [NAME AND ADDRESS OF BENEFICIARY]

Dear Sirs

The Banks listed in the Schedule (the BANKS) have pleasure in detailing the particulars of a several Letter of Credit issued in your favour.

IRREVOCABLE SEVERAL STANDBY LETTER OF CREDIT NO. [*]

DATED             20[*]

ON ACCOUNT OF:          ABN Australasia Holdings Pty Ltd (BORROWER)

BENEFICIARY:            [*] (the BENEFICIARY)

TOTAL AMOUNT:     [Maximum limit of liability $[    ] (divided between the Banks
                  in the SHARES (the SHARES) listed in the Schedule).]

[Maximum limit of principal liability $[    ] [or any lesser amount which
remains outstanding from time to time under the Secured Financing referred to below] [plus, [, at any time, accrued interest relevant to the amount remaining outstanding under the Secured Financing at that time/accrued interest on the principal outstanding for a period of [ * ] months] [and costs, charges and expenses of up to $[ * ] (divided between the Banks in the shares (the SHARES) listed in the Schedule).

[For these purposes an amount is still taken to be OUTSTANDING, DUE AND PAYABLE if it would have been outstanding, due or payable if the Secured Financing had been valid and enforceable or the Borrower was not in Liquidation.]

EXPIRY DATE:             [*] 20[*]

AVAILABLE AT:      J.P. Morgan Australia Limited (the AGENT), Level 32, 225
                   George Street, Sydney NSW 2000

BY DRAFTS ON:      Each of the Banks in the proportions of their respective
                   Shares,

PAYABLE AT:              Sight.

ENFACED: "Drawn under ABN Australasia Holdings Pty Ltd Several Standby Letter of Credit No. [*] dated [*] 20[*]"

RETURNABLE TO:     The Agent, Level 32, 225 George Street, Sydney NSW 2000.

ISSUED IN
CONNECTION WITH:     [DETAILS OF SECURED FINANCING] (THE SECURED FINANCING)

Drafts drawn under this Letter of Credit must be payable to the credit of an account in the name of the Beneficiary, must be delivered to the Agent at the address at which this Letter of Credit is expressed to be available at or before 3 pm (Sydney time) on the expiry date specified above and must be accompanied by a declaration stating that:

(a) the declarants are two officers of the Beneficiary, making the declaration on behalf of the Beneficiary;

(b) the declarants have authority to make the declaration on behalf of the Beneficiary;

(c)      the declaration is made under Letter of Credit No. [*];

(d) the amount claimed is not more than the maximum amount available under that Letter of Credit;

(e) the amount claimed represents an amount or amounts remaining unpaid to the Beneficiary in respect of the Secured Financing in accordance with arrangements made between the Beneficiary and the Borrower; and

(f) demand for payment of that amount has been made by the Beneficiary on the Borrower and that demand remains unsatisfied.

The amount of this Letter of Credit will automatically reduce by the amount of all drawings under it.

There is no responsibility on the Agent or the Banks to investigate the authenticity of the declarations or the declarants' capacity or entitlement to make the declaration.

Each Bank severally engages with the Beneficiary that drafts drawn on it in compliance with this Letter of Credit in respect of its Share will be paid by that Bank on presentation of the draft to the Agent.

The Agent is not responsible for the performance of any other Bank. No Bank is responsible for the performance of any other Bank or the Agent.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

On behalf of J.P. Morgan Australia Limited as Agent for the Banks:

Authorised Signatory                    Authorised Signatory

                                    SCHEDULE

         THE BANKS                                SHARES - %

ANNEXURE E                   FINANCIAL INDEBTEDNESS

                                                       AMOUNT OF          TYPE OF
                                                       FINANCIAL         FINANCIAL
    GROUP MEMBER                 LENDER              INDEBTEDNESS      INDEBTEDNESS
American Banknote          National Australia         $135,000.00      finance Lease
Australasia Pty Ltd        Bank Limited

American Banknote          National Australia         $100,000,00      Guarantee
Australasia Pty Ltd        Bank Limited

American Banknote          National Australia         $208,170.00      Guarantee
Australasia Pty Ltd        Bank Limited

American Banknote          National Australia         $104,035.00      Guarantee
Australasia Pty Ltd        Bank Limited

ANNEXURE F                  SUBSTITUTION CERTIFICATE

         for a Participation of $[*]

         relating to the New Senior Debt Facility Agreement (the FACILITY
         AGREEMENT] dated [     ] between, among others, ABN Holdings
         Australasia Pty Limited as Borrower, the Participants named in the Facility Agreement and J.P. Morgan Australia Limited as Security Trustee and Agent between:

1.       [NAME] (the SUBSTITUTE PARTICIPANT);

2.       [NAME] (the RETIRING PARTICIPANT); and

3. [*] (the AGENT) for itself and on behalf of the other parties to the Facility Agreement.

         IT IS AGREED as follows:

1.       DEFINITIONS

         1.1 In this Certificate terms defined in the Facility Agreement have the same meanings and the following terms shall have the following meanings unless the context otherwise requires.

                  SUBSTITUTED PARTICIPATION means the Commitment of the Retiring Participant [and the participation in the Principal Outstanding drawn under that Commitment] [in respect of the following Segments:] [NOTE: TO BE INSERTED IF ONLY PART OF PARTICIPATION IS BEING SUBSTITUTED.]

                      FUNDING                    AMOUNT OF
DATE     FACILITY     PERIOD      CURRENCY     PARTICIPATION

                  amounting to a principal amount of $[*].

                  SUBSTITUTION DATE means the date of countersignature of this Certificate by the Agent [or [*] whichever is the later]. [NOTE: INSERT ANY OTHER DATE OR DATES AS APPROPRIATE.]

         1.2 Clause 1.2 of the Facility Agreement applies to this Certificate.

2.       SUBSTITUTION

         2.1      RELEASE OF RETIRING PARTICIPANT

                  The Retiring Participant will cease to have its rights and obligations as a Participant under the Transaction Documents [relating to the Substituted Participation] [NOTE: INSERT IF ONLY PART OF COMMITMENT ASSUMED.] with effect from and including the Substitution Date. It will remain entitled to and bound by rights and obligations which accrue up to the Substitution Date.

         2.2      ASSUMPTION BY SUBSTITUTE PARTICIPANT

                  With effect from and including the Substitution Date:

                  (a) the Substitute Participant and each of the parties to the Facility Agreement will assume obligations towards each other and acquire rights against each other which are identical to the rights and obligations which cease under clause 2.1, except to the extent the obligations so assumed and rights so acquired relate to the identity of or location of the Substitute Participant and not to the identity of or location of the Retiring Participant; and

                  (b) the Substitute Participant will be taken to be a party to the Facility Agreement as a Participant with a Commitment [and participation in the Principal Outstanding] equal to the Substituted Participation.

                           [NOTE: CONSIDER IF AGREEMENTS OTHER THAN FACILITY AGREEMENT ARE TO BE NOVATED, E.G. GUARANTEES. IF SO, INSERT LANGUAGE IN THOSE DOCUMENTS. BUT BE CAREFUL ABOUT INCLUDING CHARGES AND MORTGAGES AS NOVATION WOULD MEAN NEW DUTIABLE DOCUMENTS.]

3.       INDEPENDENT ASSESSMENT BY SUBSTITUTE PARTICIPANT

         Without limiting the generality of clause 2 the Substitute Participant agrees as specified in clause 31.5 (EXONERATION) and 31.12 (INDEPENDENT INVESTIGATION OF CREDIT) of the Facility Agreement. Those clauses apply (subject to any agreement to the contrary) as if references to the Agent included the Retiring Participant. This certificate is a Transaction Document for the purposes of the Facility Agreement.

4.       PAYMENTS

         From and including the Substitution Date the Agent shall make all payments due under the Transaction Documents in relation to the Substituted Participation to the Substitute Participant. The Retiring Participant and the Substitute Participant shall make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other amounts attributable to the Substituted Participation before the Substitution Date.

5.       LETTERS OF CREDIT

         (a) For the purpose of the Facility Agreement any outstanding several Letters of Credit issued for the account of the Retiring Participant included in the Substituted Participation will be taken to have been issued for the account of the Substitute Participant in the place of the Retiring Participant. The Substitute Participant accordingly shall indemnify unconditionally the Retiring Participant against any liability of the Retiring Participant as issuer of the Letters of Credit.

         (b) The indemnity of the Borrower under clause 11.13 of the Facility Agreement extends to any liability of the Substitute Participant under this clause.

6.       NOTICES

         For the purpose of the Facility Agreement, the Lending Office and address for correspondence of the Substitute Participant is the address set out below.

[7.      REGISTRATION FEE

         A registration fee of A$2,000 is payable to the Agent (except where the Substitute Participant is a Related Corporation) on delivery of this Certificate to the Agent.]

8.       LAW

         This Certificate is governed by the laws of New South Wales.

         Signed by the authorised representatives of the parties [in the Australian Capital Territory/[insert place outside of Australia]]. [NOTE: BE CAREFUL ABOUT DELETING THESE WORDS AS THEY ARE DESIGNED TO ENSURE THAT THE SUBSTITUTION CERTIFICATE IS NOT SIGNED IN A PLACE WHERE IT WILL BE A DUTIABLE INSTRUMENT.]

         THE RETIRING PARTICIPANT
         [NAME]

         by:

         THE SUBSTITUTE PARTICIPANT
         [NAME]

         by:

         Lending Office [and address for correspondence]:

         [Facsimile No.]

         [Address for correspondence:] [NOTE: IF DIFFERENT FROM LENDING OFFICE]

         Countersigned by an authorised representative of the Agent for itself and for the other parties to the Facility Agreement.

\
                                                                              96

THE AGENT
[NAME]

by:

ANNEXURE G              CORPORATE TREE

                                  [FLOW CHART]

*6 out of 10,000 shares currently in the process of being transferred from individuals to ABN Australasia Holdings Pty Ltd.

**Additional entitlements to further shares in Limited have vested in the Banks, as a result of which, if the corresponding shares are issued, the Banks would hold 10% and American Banknote Australasia Holdings Inc 90% of the shares on issue in Limited.

ANNEXURE H                     CASH FLOW STATEMENT

RESPONSE:

        LM AUSTRALIA                                $
        ------------                                --
OPENING CASH
CASH INFLOWS:
   Trade debtors
   Sale of fixed assets
   Dividends
   Intercompany
   Interest received
   Other
TOTAL INFLOW
CASH OUTFLOW
   Trade creditors
   Interest
   Bank fees/charges
   Operating leases
   Finance leases
   Buy out of operating leases
   Salaries/wages
   Taxes (including Group Tax)
   Capex
   Intercompany
   Investments
   PIP cash restructure costs
   Redundancy/entitlements costs
   Other
TOTAL OUTFLOW
NET CASHFLOW
CLOSING CASH

ANNEXURE I                     OPERATING FORECAST

                               COMPANY OR DIVISION

       QX: FORECAST                                   $
       ------------                                   --
Sales
Gross margin $
Gross margin %
Manufacturing overheads
Non-manufacturing overheads
Add back depreciation
EBITDA

ANNEXURE J                FORECAST CASH FLOW STATEMENT

                                  LM AUSTRALIA

                                                    CASH FLOW
         QX: FORECAST                                   $
         ------------                               ----------
OPENING CASH
CASH INFLOWS:
   Trade debtors
   Sale of fixed assets
   Dividends
   Intercompany Interest
   received
   Other
TOTAL INFLOW
CASH OUTFLOW
   Trade creditors
   Interest
   Bank fees/charges
   Operating leases
   Finance leases
   Buy out of operating leases
   Salaries/wages
   Taxes (including Group Tax)
   Capex
   Intercompany
   Investments
   PIP cash restructure costs
   Redundancy/entitlements costs
   Other
TOTAL OUTFLOW
NET CASHFLOW
CLOSING CASH